UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1 )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FMB EQUIBANC, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (set forth the amount on which the filing fee is calculated and state how it was determined).

4)	Proposed maximum aggregate value of transaction:

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☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

$24.72

2)	Form, Schedule or Registration Statement No.:

Schedule 13E-3

3)	Filing Party:

FMB Equibanc, Inc.

4)	Date Filed:

October 3, 2007

FMB EQUIBANC, INC.

201 North Main Street

Statesboro, Georgia 30458

(912) 489-2600

[                ], 2007

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders, which will be held at ____ _.m., on [                ], 2007, at 201 North Main Street, Statesboro, Georgia 30458. I hope that you will be able to attend the meeting, and I look forward to seeing you.

At the meeting, shareholders will vote on a proposed amendment to our articles of incorporation (the “Articles of Amendment”). The Articles of Amendment provide for the reclassification of shares (the “Reclassification”) of our common stock, held by shareholders who are the record holders of fewer than 200 shares of common stock, into shares of Series A Preferred Stock, on the basis of one share of Series A Preferred Stock for each share of common stock held by such shareholders. Shareholders receiving Series A Preferred Stock in the Reclassification will receive no additional consideration for their shares of common stock. All other shares of common stock will remain outstanding and will be unaffected by the Reclassification.

Generally, the Series A Preferred Stock has a dividend and liquidation preference, compared to our common stock, and participates equally with, and votes with, the common stock in a sale, merger, share exchange, or other change in control, of the Company; however, the Series A Preferred Stock will not have voting rights with respect to any other matter subject to a vote of shareholders. The Series A Preferred Stock also includes a right of first refusal in favor of the Company, which will give the Company an option to repurchase preferred shares that become subject to a proposed sale or transfer to a third party.

The primary effect of the Reclassification will be to reduce the total number of our record holders of common stock to below 300. As a result, we will terminate the registration of our common stock under federal securities laws, which will allow us to realize significant cost savings, due to the fact that we will no longer have reporting obligations under the Securities Exchange Act of 1934 (the “Securities Exchange Act”).

We estimate that the Reclassification will result in direct and indirect cost savings of approximately $157,000 per year, as a result of the deregistration of our common stock under the Securities Exchange Act. We also believe that the benefits to our shareholders from the current registration of our common stock under the Securities Exchange Act are outweighed by the costs relating thereto. These costs and benefits are described in more detail in the enclosed proxy statement.

We plan to effect the Reclassification by filing the Articles of Amendment, as soon as possible after we obtain shareholder approval thereof. The date on which the Articles of Amendment are filed will also serve as the record date for determining the ownership of our shares of common stock, for purposes of the Reclassification.

The board of directors has established [record date], 2007, as the record date for determining shareholders who are entitled to notice of the special meeting and to vote on the matters presented at the meeting. Whether or not you plan to attend the special meeting, please complete, sign and date the proxy card and return it in the envelope provided, in time for it to be received by [receipt date], 2007. If you attend the meeting, you may vote in person, even if you have previously returned your proxy card.

The board of directors has resolved to grant statutory dissenters rights, pursuant to the provisions of Georgia Law, to those shareholders who would receive Series A Preferred Stock in the Reclassification. If our shareholders approve the proposed Articles of Amendment, shareholders, whose shares of common shares would be reclassified as Series A Preferred Stock and who elect to dissent from approval of the Articles of Amendment will be entitled to receive the “fair value” of their common stock, if they comply with the provisions of Article 13 of the Georgia Business Corporation Code, regarding the rights of dissenting shareholders. To initiate the exercise of dissenters’ rights, a shareholder must deliver written notice of intent to demand payment for his or her shares prior to the shareholder vote on the Reclassification and must not vote in favor of the Reclassification. While we do not currently have an estimate of the fair value of our common stock, in the event that shareholders exercise dissenters’ rights, we will hire an expert to render an appraisal of the fair value of our common stock, as of the effective date of the Reclassification.

The board of directors has determined that the Reclassification is substantively and procedurally fair to FMB Equibanc’s shareholders, including unaffiliated shareholders, and has voted in favor of the approval of the Articles of Amendment. On behalf of the board of directors, I urge you to vote FOR approval of the Articles of Amendment.

Sincerely,

/s/ Charles R. Nessmith
President and Chief Executive Officer

FMB EQUIBANC, INC.

201 North Main Street

Statesboro, Georgia 30458

(912) 489-2600

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [                ], 2007

A special meeting of shareholders of FMB Equibanc, Inc. will be held at ____ _.m., on [                ], 2007, at 201 North Main Street, Statesboro, Georgia 30458, for the following purposes:

(1) To vote on a proposed amendment to the articles of incorporation (the “Articles of Amendment”) of FMB Equibanc, Inc., which provides for the reclassification of shares (the “Reclassification”) of FMB Equibanc’s common stock, held by shareholders who are the record holders of fewer than 200 shares of common stock, into shares of FMB Equibanc’s Series A Preferred Stock, on the basis of one share of Series A Preferred Stock for each share of common stock held by such shareholders. The text of the Articles of Amendment is set forth in Appendix A to the enclosed proxy statement;

(2) To vote on the adjournment of the special meeting to another time and date, if the board of directors thinks it is necessary to solicit additional proxies or encourage greater attendance at the special meeting; and

(3) To transact any other business, as may properly come before the meeting or any adjournment of the meeting.

The board of directors recommends that you vote FOR the above proposals.

The board of directors has resolved to grant statutory dissenters’ rights, pursuant to the provisions of Georgia Law, to those shareholders who would receive Series A Preferred Stock in the Reclassification. If FMB Equibanc’s shareholders approve the proposed Articles of Amendment, shareholders, whose shares would be reclassified as Series A Preferred Stock and who elect to dissent from approval of the Articles of Amendment will be entitled to receive the “fair value” of their shares of common stock, if they comply with the provisions of Article 13 of the Georgia Business Corporation Code (the “Georgia Code”), regarding the rights of dissenting shareholders. We have attached a copy of Article 13 of the Georgia Code as Appendix B to the accompanying proxy statement.

The board of directors has set the close of business on [record date], 2007, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure that the greatest number of shareholders are present at the meeting, whether in person or by proxy.

If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

/s/ Charles R. Nessmith
President and Chief Executive Officer

[                    ], 2007

FMB EQUIBANC, INC.

201 North Main Street

Statesboro, Georgia 30458

(912) 489-2600

PRELIMINARY PROXY STATEMENT

Special Meeting of Shareholders

To Be Held on [                    ], 2007

The board of directors of FMB Equibanc, Inc. (“FMB Equibanc” or the “Company”) is furnishing this proxy statement in connection with its solicitation of proxies for use at a special meeting of shareholders (the “Special Meeting”). At the meeting, shareholders will be asked to vote on a proposed amendment to our articles of incorporation (the “Articles of Amendment”) providing for the reclassification of certain shares (the “Reclassification”) of the Company’s common stock into Series A Preferred Stock.

The Reclassification is designed to reduce the number of FMB Equibanc’s common shareholders of record to below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). The board has determined that it is in the best interests of FMB Equibanc and its shareholders to effect the Reclassification, because the Company will realize significant cost savings as a result of the termination of our reporting obligations under the Securities Exchange Act. The board believes these cost savings and the other benefits of deregistration described in this proxy statement outweigh the loss of the benefits of registration to our shareholders.

In the Reclassification, shareholders who are the record holders of fewer than 200 shares of FMB Equibanc’s common stock, $1.00 par value (“common stock”), will receive one share of FMB Equibanc’s Series A Preferred Stock, $1.00 value (the “Series A Preferred Stock”), for each share of common stock they own on the effective date of the Reclassification. Shareholders receiving Series A Preferred Stock in the Reclassification will receive no additional consideration for their shares of common stock. All other shares of common stock will remain outstanding and will be unaffected by the Reclassification.

Generally, the Series A Preferred Stock has a dividend and liquidation preference, compared to our common stock, and participates equally with, and votes with, the common stock in a sale, merger, share exchange, or other change in control, of the Company; however, the Series A Preferred Stock does not have voting rights with respect to any other matter that may be submitted for a shareholder vote.

This proxy statement provides you with detailed information about the proposed Reclassification. We encourage you to read this entire document carefully.

The board of directors has determined that the Reclassification is substantively and procedurally fair to all of FMB Equibanc’s shareholders, including its unaffiliated shareholders and, therefore, has approved the Articles of Amendment. The Reclassification cannot be completed, however, unless the Articles of Amendment are approved by the holders of a majority of the votes entitled to be cast on the proposal to approve the Articles of Amendment.

The board of directors hereby recommends that the shareholders of FMB Equibanc approve the Articles of Amendment. Directors and executive officers of FMB Equibanc, beneficially owning approximately 12.4% of the outstanding shares, have indicated that they intend to vote their shares in favor of the Articles of Amendment.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved the Reclassification or the transactions contemplated thereby or has determined if this proxy statement is truthful or complete. The SEC has not passed upon the fairness or merits of the Reclassification or the transactions contemplated thereby, nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

The date of this proxy statement is [                    ], 2007. We first mailed this proxy statement to the shareholders of FMB Equibanc on or about that date.

IMPORTANT NOTICES

Neither our common stock nor our Series A Preferred Stock is a deposit or bank account, and neither is insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.

We have not authorized any person to give any information or to make any representations, other than the information and statements included in this proxy statement. You should not rely on any other information. The information contained in this proxy statement is correct only as of the date of this proxy statement, regardless of the date it is delivered or when the Reclassification is effected. By accepting receipt of this proxy statement, you agree not to permit any reproduction or distribution of its contents in whole or in part.

We will update this proxy statement to reflect any factors or events arising after its date, which, individually or together, represent a material change in the information included in this document.

We make forward-looking statements in this proxy statement that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of our operations or performance after the Reclassification is accomplished. When we use words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. These factors include:

(1) changes in economic conditions, both nationally and in our primary market area;

(2) changes in governmental monetary and fiscal policies, as well as legislative and regulatory changes;

(3) the effect of changes in interest rates on the level and composition of deposits, loan demand and the values of loan collateral, securities and interest rate protection agreements;

(4) the effects of competition from other financial service providers operating in our primary market area and elsewhere; and

(5) the failure of assumptions underlying the establishment of reserves for possible loan losses and estimates of values of collateral and various financial assets and liabilities.

The words “we,” “our,” and “us,” as used in this proxy statement, refer to FMB Equibanc and its wholly-owned subsidiary, Farmers & Merchants Bank, collectively, unless the context indicates otherwise.

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Indemnification	45
Limitation of Liability	46
Terms of the Series A Preferred Stock	46

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA	48

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION	49

WHERE YOU CAN FIND MORE INFORMATION	54

Other Matters	54

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SUMMARY TERM SHEET

The following is a summary of the material terms of the Articles of Amendment. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in or accompanying this proxy statement, including the financial information and appendices. We urge you to review the entire proxy statement and accompanying materials carefully.

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Structure of the Reclassification. The Articles of Amendment provide for the Reclassification of shares of FMB Equibanc’s common stock into shares of Series A Preferred Stock. In the Reclassification, shareholders who are the record holders of fewer than 200 shares of FMB Equibanc’s common stock, $1.00 par value, will receive one share of Series A Preferred Stock, $1.00 value, for each share of FMB Equibanc’s common stock they own on the effective date of the Reclassification. Shareholders receiving preferred shares will receive no additional consideration for their shares of common stock. All other shares of FMB Equibanc’s common stock will remain outstanding and will be unaffected by the Reclassification.

As a result of the Reclassification, we will no longer be required to file reports with the SEC, and while we anticipate realizing significant cost savings as a result, our shareholders will lose the benefits of holding securities of an SEC registered company. These benefits include the availability of public information about our Company, potential corporate and affiliate liability for false or misleading statements regarding material facts in reports filed pursuant to the Securities Exchange Act and the elimination of officer certifications as to the accuracy of our financial statements. However, if the Articles of Amendment are approved, detailed financial data concerning the Company and the Bank will continue to be available to the public through the Federal Reserve Board and the FDIC, respectively, including the Company’s financial statements, as of each June 30 and December 31, from the Federal Reserve Board, and the Bank’s quarterly financial statements from the FDIC. See pages 16 through 21 for more information.

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Determination of Shares “Held of Record.” Because SEC rules require that we count “record holders” for purposes of determining our reporting obligations, the Reclassification is based on shares held of record, without regard to the ultimate control of the shares. A shareholder “of record” is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates individually; as a joint tenant with someone else; as trustee; and in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in “street name” on a shareholder’s behalf are “held of record” by the broker.

As a result, a single shareholder with 200 or more shares held in various accounts could receive Series A Preferred Stock in the Reclassification for all of his or her shares, if those accounts, individually, hold fewer than 200 shares.

To avoid receiving Series A Preferred Stock as a result of the Reclassification, a shareholder may either consolidate his or her ownership into a single form of ownership representing at least 200 shares, or acquire additional shares prior to the effective date of the Reclassification.

Conversely, a shareholder who is the record holder of fewer than 200 shares and wishes to receive Series A Preferred Stock in the Reclassification must avoid obtaining additional shares of FMB Equibanc common stock prior to the effective date of the Reclassification, if such acquisition would bring the shareholder’s total ownership up to 200 or more shares.

Shareholders who own fewer than 200 shares through a broker in “street name” and wish to obtain Series A Preferred Stock in the Reclassification should confirm that their broker owns fewer than 200 shares in street name. If the broker owns 200 or more shares in street name, the shareholder must transfer his or her shares out of street name, prior to the effective date of the Reclassification, to insure that such shares would be reclassified into Series A Preferred Stock.

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Terms of the Series A Preferred Stock to be Issued in the Reclassification. Our board has designated 100,000 shares of our authorized stock as Series A Preferred Stock. The terms of the Series A Preferred Stock provide as follows:

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Dividend Rights: Holders of Series A Preferred Stock are entitled to a preference in the distribution of dividends, when and if declared and paid by the Company, so that holders of the Series A Preferred Stock are entitled to receive dividends in an amount not less than 110% of those paid on our common stock prior to the receipt of dividends by the holders of common stock.

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Voting Rights: Unlike the common stock, the Series A Preferred Stock generally will not have voting rights. Except as provided by law, holders of Series A Preferred Stock are entitled to vote only upon proposals for a consolidation or merger of the Company, a share exchange, or a sale, lease, exchange, or transfer of all or substantially all of the Company’s assets (collectively, a “Change in Control”), upon which holders of our common stock are entitled to vote. For those matters on which holders of Series A Preferred Stock are entitled to vote, such holders have the right to one vote for each share held, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of the Company. When voting on a proposed Change in Control, the holders of Series A Preferred Stock vote together with the holders of common stock and not as a separate class.

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Rank: The Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of stock and equity securities designated by the board of directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.

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Perpetual Stock: The Series A Preferred Stock is perpetual stock, which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

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Conversion Rights: The shares of Series A Preferred Stock automatically convert to shares of common stock upon a Change in Control, with each share of Series A Preferred Stock convertible into one share of common stock.

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Liquidation Rights: Holders of Series A Preferred Stock are entitled to a preference in the distribution of assets of the Company in the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, equal to the greater of the book value per share, the amount per share to be paid to common shareholders, or $45.00 per share.

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Preemptive Rights: Holders of Series A Preferred Stock do not have any preemptive rights to purchase any additional shares of Series A Preferred Stock or shares of any other class of capital stock of the Company that may be issued in the future.

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Antidilution Adjustments: If the number of our outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split up, combination of shares or stock dividend, an appropriate adjustment shall be made by the board of directors in the number and relative terms of the Series A Preferred Stock.

•	Redemption Rights: Holders of Series A Preferred Stock have no right to require that the Company redeem their shares.

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Right of First Refusal: The Company will have the right to repurchase shares of Series A Preferred Stock that become subject to a proposed sale or transfer to a third party. Upon notice from a preferred shareholder, the Company will have five business days to exercise its right of first refusal and repurchase the shares of Series A Preferred Stock, upon the same terms as the proposed sale or transfer. If the Company does not exercise its right of first refusal, the preferred shareholder may sell and transfer his or her Series A Preferred Stock to the third party.

See page 46 for more information regarding the terms of the Series A Preferred Stock.

The Following Table Compares the Rights of Our Common Stock to the Rights of the Series A Preferred Stock:

	Rights of Common Stock	Rights of Series A Preferred Stock

Dividend Rights	Holders of common stock are subordinate to holders of Series A Preferred Stock in the distribution of dividends, when and if declared and paid by the Company, so that holders of our common stock are not entitled to receive dividends unless 110% of the amount of any dividend to be paid on the common stock is paid in full on the Series A Preferred Stock prior to the receipt of dividends by the holders of common stock.	Holders of Series A Preferred Stock are entitled to a preference in the distribution of dividends, when and if declared and paid by the Company, so that holders of the Series A Preferred Stock are entitled to receive dividends in an amount not less than 110% of those paid on our common stock prior to the receipt of dividends by the holders of common stock.

Voting Rights	Common shareholders can vote on any matter subject to shareholder approval.	Holders of Series A Preferred Stock are not entitled to vote their shares except upon proposals for a Change in Control of the Company, or as otherwise provided by law.

Conversion Rights	The common stock does not have conversion rights.	The shares of Series A Preferred Stock automatically convert to shares of common stock upon a Change in Control, with each share of Series A Preferred Stock convertible into one share of common stock.

Liquidation Rights	Holders of common stock have no liquidation preference in the distribution of assets of the Company in the event of any liquidation, dissolution or winding-up of the Company.	Holders of Series A Preferred Stock are entitled to a preference in the distribution of assets of the Company in the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, equal to the greater of the book value per share, the amount per share to be paid to common shareholders, or $45.00 per share.

•	Effects of the Reclassification on FMB Equibanc. As a result of the Reclassification:

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Our number of common shareholders of record, measured as of September 1, 2007, will be reduced from approximately 492 to approximately 262, and the number of outstanding shares of FMB Equibanc’s common stock will decrease from 362,600 to approximately 347,557, resulting in a decrease in the number of shares of our common stock that will be available for purchase and sale in the market.

•	We estimate that approximately 15,043 shares of Series A Preferred Stock will be issued in connection with the Reclassification.

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We will be entitled to terminate the registration of our common stock under the Securities Exchange Act, which will mean that we will no longer be required to file reports with the SEC or be classified as a public company. Additionally, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, and information about their compensation and stock ownership will not be publicly available.

•	We will eliminate the direct and indirect costs and expenses associated with our registration under the Securities Exchange Act, which we estimate will be approximately $157,000 on an annual basis.

•	We estimate that professional fees and other expenses related to the Reclassification will be approximately $100,000, which we intend to pay with existing working capital.

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Basic earnings per common share, on a pro forma basis, will increase from $4.15 per share to $4.30 per share for the six months ended June 30, 2007, and will increase from $8.03 to $8.33 for the year ended December 31, 2006. Diluted earnings per share will not change from $4.10 per share for the six months ended June 30, 2007, or from $7.94 per share for the year ended December 31, 2006, since the Series A Preferred Stock will be considered common-stock equivalents in the computation of diluted earnings per share.

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Book value per common-equivalent share, which includes the Series A Preferred Stock, will decrease, on a pro forma basis, from $53.52 to $53.24, as of June 30, 2007, and will decrease from $49.89 to $49.62, as of December 31, 2006. Book value per common share will increase on a pro forma basis from $53.52 to $55.50 as of June 30, 2007.

•	Management ownership will increase from approximately 14.2% to approximately 14.9% of our common stock outstanding.

A more detailed description of these effects and the effects of the Reclassification on our affiliates and shareholders generally, including those receiving Series A Preferred Stock and those retaining common stock, begins on page 16.

•	Reasons for the Reclassification. Our principal reasons for effecting the Reclassification are:

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The direct and indirect cost savings of approximately $157,000 per year that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act and the anticipated decrease in expenses relating to servicing a relatively large number of shareholders holding small positions in our common stock; and

•	Our belief that our shareholders have not benefited proportionately from the costs relating to the registration of our common stock, due principally to the thin trading market for our stock.

See page 15 for more detailed information.

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Fairness of the Reclassification. In the course of determining that the Reclassification is substantively and procedurally fair to all of our shareholders, including both our unaffiliated shareholders who will continue to hold shares of common stock and our unaffiliated shareholders whose shares of common stock will be reclassified as shares of Series A Preferred Stock, the board considered a number of positive and negative factors affecting these groups of shareholders in making their determinations. These factors include:

•	All shareholders will continue to hold an equity interest in the Company, and no shareholder will be forced to involuntarily liquidate his or her equity interest in the Company;

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As a result of the Reclassification, public information concerning the Company will be reduced, which could adversely affect the already limited market liquidity of our common stock and result in limited liquidity for the Series A Preferred Stock;

•	The Reclassification will have no effect on diluted earnings per share for the six months ended June 30, 2007, or the year ended December 31, 2006;

•	Book value per common-equivalent share will decrease approximately 0.5%, from $53.52 to $53.24, on a pro forma basis, as of June 30, 2007;

•	The Reclassification will not be a taxable event for any shareholders;

•	Shareholders who receive Series A Preferred Stock in the Reclassification will gain premiums and preferences that counterbalance their loss of voting rights; and

•

Any shareholder, whose shares of common stock would be reclassified as shares of Series A Preferred Stock, may liquidate his or her shares of common stock, at fair value, through the exercise of dissenters’ rights.

See page 26 for more detailed information regarding the fairness of the Reclassification.

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Filing Persons’ Conflicts of Interest with Respect to the Reclassification. The filing persons have a conflict of interest with respect to the Reclassification, because they are in a position to structure the Reclassification in a way that benefits the interests of the filing persons differently than the interests of the unaffiliated shareholders. As described under “—Effects of Reclassification on Affiliated Shareholders” on page 18, the Reclassification will have various positive effects on the filing persons, each of whom is an affiliate, that it will not have on unaffiliated shareholders. In particular, we anticipate that only one of our affiliates, Dwayne E. Rocker, will receive Series A Preferred Stock in the Reclassification, and that none of the shares of common stock held by all of our other affiliates will be reclassified to Series A Preferred Stock in the Reclassification. Since there will be fewer outstanding shares of common stock after the Reclassification, the affiliates will own a larger relative percentage of the outstanding common stock after the Reclassification, and the common stock will continue to have voting rights as compared to the Series A Preferred Stock, which will have limited voting rights. We estimate that the affiliates’ aggregate beneficial ownership of our outstanding common stock will increase from 14.2% to 14.9%.

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Effectiveness of the Reclassification. The Reclassification will not be effected unless and until FMB Equibanc’s shareholders approve the Articles of Amendment. Assuming this occurs, as shortly thereafter as is practicable, FMB Equibanc will file the Articles of Amendment with the Georgia Secretary of State and thereby effect the Reclassification. We anticipate that the Reclassification will be effected in the first quarter of 2008. See page 34 for more detailed information.

•	Effects of the Reclassification on Affiliates. The effects of the Reclassification on our affiliates include the following:

•	Information about our affiliates’ compensation and stock ownership will no longer be publicly available.

•	The percentage of beneficial ownership of FMB Equibanc’s common stock held by our directors and executive officers, as a group, will increase slightly, from approximately 14.2% to approximately 14.9%.

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Our affiliates will no longer be subject to liability under Section 18 of the Securities Exchange Act for making false or misleading statements in any of the Company’s filings under the Securities Exchange that affects the Company’s stock price.

•	Our affiliates will be deprived of the ability to dispose of their shares under Rule 144 of the Securities Act of 1933, which provides a “safe harbor” for resales of stock by affiliates of an issuer.

•	Effects of the Reclassification on Unaffiliated Shareholders. The effects of the Reclassification on our unaffiliated shareholders include the following:

•	Unaffiliated shareholders will have less legally-mandated access to information about the Company’s business and results of operations than they had prior to the Reclassification.

•

Since the Company will no longer be required to file any reports under the Securities Exchange Act, our unaffiliated shareholders will no longer be afforded the protections under Section 18 with respect to false or misleading statements in such reports.

•	Effects of the Reclassification on Shareholders Receiving Series A Preferred Stock. The effects of the Reclassification on shareholders receiving Series A Preferred Stock include the following:

•

The shareholders receiving Series A Preferred Stock will have a preference to the holders of common stock in the distribution of any dividend by the Company such that they will receive 110% of any dividend to be paid on our common stock prior to the time such dividend is paid.

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The shareholders receiving Series A Preferred Stock will have their shares automatically converted into shares of common stock upon a Change in Control of the Company, on the basis of one share of common stock for each share of Series A Preferred Stock, and thus will participate equally with the holders of common stock in any sale of the Company.

•	The shareholders receiving Series A Preferred Stock will have a preference to holders of common stock upon any liquidation of the Company.

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The shareholders receiving Series A Preferred Stock will be entitled to vote only upon a Change in Control of the Company. Holders of Series A Preferred Stock will not be entitled to vote on the election of directors.

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The Company will have the right to repurchase shares of Series A Preferred Stock that become subject to a bona fide offer from a third party within five days of notice of the offer from a preferred shareholder.

•	Effects of the Reclassification on Remaining Common Shareholders. The effects of the Reclassification on shareholders retaining common stock include the following

•	Shareholders continuing to own common stock will have relatively increased voting control over the Company because the number of outstanding shares of common stock will be reduced.

•	Shareholders continuing to own common stock will have decreased access to information.

•

Shareholders continuing to own common stock will be at a disadvantage compared to holders of Series A Preferred Stock since holders of Series A Preferred Stock will have preference in the distribution of any dividend by the Company and upon any liquidation of the Company.

•	Effect of the Reclassification on Outstanding Options. Outstanding options will not be affected by the Reclassification.

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Financing for the Reclassification. We intend to finance the Reclassification with current earnings. We expect the professional fees associated with the Reclassification to be approximately $100,000. See “Proposal: Approval of the Articles of Amendment—Source of Funds and Expenses” on page 36 for a description of the terms of the preferred securities.

•

Dissenters’ Rights. The board of directors has resolved to grant statutory dissenters’ rights, under the provisions of Georgia Law, to those shareholders who would receive Series A Preferred Stock in the

Reclassification. If our shareholders approve the proposed Articles of Amendment, those shareholders, whose shares would be reclassified as shares of Series A Preferred Stock and who elect to dissent from approval of the Articles of Amendment, will be entitled to receive the “fair value” of their shares of common stock, plus interest accrued since the effective date of the Reclassification, if they comply with the provisions of Article 13 of the Georgia Business Corporations Code, regarding the rights of dissenting shareholders. The exercise of dissenters’ rights is the only way in which shareholders may receive cash in exchange for their shares in the Reclassification. The material aspects of the Georgia Business Corporation Code’s dissenters’ rights statute are summarized below. See page 37 and Appendix B for additional information.

•

To initiate the exercise of dissenters’ rights, a shareholder must deliver written notice of intent to demand payment for his or her shares prior to the shareholder vote on the Reclassification and not vote in favor of the Reclassification. To ensure notice reaches us prior to the special meeting, we recommend that it be mailed at least one week prior to the meeting (i.e., on or before ______, 2007) or delivered to us in person before the meeting convenes. The notice should be signed by the registered holder to whom the proxy statement was addressed. If you have any questions about this process, including whether or not you would be eligible to exercise dissenters’ rights based on your current ownership of our securities, please contact our Chief Executive Officer, Charles R. Nessmith, at (912) 489-2600. See pages 37 through 40 and Appendix B for additional details.

QUESTIONS AND ANSWERS

Q: Why did you send me this proxy statement?

A: We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your votes for use at a special meeting of shareholders.

This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the special meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We first sent this proxy statement, notice of the special meeting and the enclosed proxy card on or about [                ], 2007 to all shareholders entitled to vote. The record date for those entitled to vote is [record date], 2007. On that date, there were 362,600 shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q: What is the time and place of the special meeting?

A: The special meeting will be held on [meeting date], 2007, at 201 North Main Street, Statesboro, Georgia 30458, at ____ _.m. Eastern Time.

Q: Who may be present at the special meeting and who may vote?

A: All holders of our common stock may attend the special meeting in person. However, only holders of our common stock of record, as of [record date], 2007, may cast their votes in person or by proxy at the special meeting.

Q: What is the vote required?

A: The proposal to approve the Articles of Amendment must receive the affirmative vote of the holders of a majority of the votes entitled to be cast, while the proposal regarding the potential adjournment of the special meeting must receive more affirmative votes than negative votes in order to be approved. If you do not vote your shares, either in person or by proxy, or if you abstain from voting on the proposal, it has the same effect as if you voted against the proposal to approve the Articles of Amendment, but will not affect the adjournment proposal. In addition, if your shares are held in a brokerage account and you do not instruct your broker on how to vote on the proposals, your broker will not be able to vote for you. This will have the same effect as a vote against the proposal to approve the Articles of Amendment, but will not affect the adjournment proposal.

Q: What do I need to do now?

A: Please sign, date, and complete your proxy card and promptly return it in the enclosed, self-addressed, prepaid envelope so that your shares can be represented at the special meeting.

SPECIAL FACTORS

Purpose of the Reclassification

The Company became subject to the reporting requirements of the Securities Exchange Act, when we reorganized our corporate structure to that of a bank holding company with a bank subsidiary, through an interim merger which became effective in November, 2000. Prior to the effectiveness of the reorganization, Farmers & Merchants Bank (the “Bank”) filed periodic reports and proxy statements, pursuant to the Securities Exchange Act, with the FDIC. The primary purpose of the Reclassification is to enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act. Although we intend to keep our common and preferred shareholders informed as to our business and financial status after the Reclassification, we anticipate that deregistration will enable us to save significant legal, accounting and administrative expenses relating to our public disclosure and reporting requirements under the Securities Exchange Act. As a secondary matter, it is likely to decrease the administrative expense we incur in connection with soliciting proxies for routine annual meetings of shareholders since the Series A Preferred Stock will have limited voting rights.

After the Reclassification, we intend to keep our common and preferred shareholders informed about our business and financial condition by delivering annual audited financial statements. Moreover, our business operations are primarily conducted through our banking subsidiary, Farmers & Merchants Bank, which is required to file quarterly financial statements with the FDIC. These reports are available online at www.fdic.gov. The Company is also required to file financial statements, as of each June 30 and December 31, with the Federal Reserve Board. These reports are available online at www.ffiec.gov/nicpubweb/nicweb/nichome.aspx.

As of September 1, 2007, FMB Equibanc had approximately 492 common shareholders of record, but approximately 95.9% of the outstanding shares, as of that date, were held by approximately 262 shareholders. Additionally, of our 492 common shareholders, approximately 46.7% hold fewer than 200 shares each. As a result, there is a limited market for FMB Equibanc’s shares, and the board of directors believes there is little likelihood that a more active market will develop. However, because we have more than 300 shareholders of record and our common stock is registered under Section 12(g) of the Securities Exchange Act, we are required to comply with the disclosure and reporting requirements under the Securities Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements include preparing and filing current and periodic reports with the SEC regarding our business, financial condition, board of directors and management team; having these reports reviewed by outside counsel and independent auditors; and documenting, testing and assessing our internal controls, in preparation for a separate audit report, to be prepared by our external auditors and filed with the SEC.

We are required to comply with many of the same securities law requirements that apply to large public companies with substantial compliance resources. Our resources are more limited, however, and these compliance activities represent a significant administrative and financial burden to a company of our relatively small size and market capitalization. We also incur a less tangible, but nonetheless significant, expenditure of management’s time and attention, which could otherwise be deployed toward revenue-enhancing activities. The cost of compliance is substantial, representing an estimated, direct and indirect, annual cost to us of approximately $157,000.

In light of the limited market for our common stock, we believe the termination of our status as an SEC-registered company will not have a significant impact on any future efforts by the Company to raise additional capital or to acquire other business entities. Moreover, we believe that, due to our limited trading market and the resulting inability of our shareholders to realize the full value of their investment in our common stock through an efficient market, our status as an SEC-registered company has resulted in little relative benefit for our shareholders, as compared to the costs of maintaining our registration.

In particular, as a non-SEC registered company, we will no longer be required to file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB or proxy statements with the SEC. The Form 10-KSB and proxy statement rules require detailed disclosures regarding executive compensation, corporate governance and management stock ownership, which are not required in our financial reports to the FDIC or our audited financial statements. Additionally, we will no longer be required to include management’s discussion and analysis of our financial results in annual reports to shareholders. We incur substantial costs in management time, and in legal and accounting fees related to the preparation, review and filing of our periodic reports and proxy statements. As a result of the elimination of these disclosure and reporting requirements we estimate we will save approximately $52,000 per year in management time, $100,000 per year in legal, consulting and accounting fees and $5,000 per year in Edgar conversion, printing and mailing expenses.

Furthermore, as a non-SEC registered company, we will not be required to comply with Section 404 of the Sarbanes-Oxley Act, which would require that we document, test and assess our internal control structure and that our external auditors report on management’s assessment of our internal control structure. These requirements become effective for our fiscal year ending 2007. As a result of our limited personnel resources, we anticipate that we would need to engage an outside consultant and hire an additional experienced accountant to assist management in documenting and testing our internal control structure. Additionally, we estimate that our external audit fees will increase as a result of Section 404, because our external auditors will be required to perform additional audit procedures in order to report on management’s assessment of our internal control structure. We also anticipate we would incur additional legal fees for advice related to compliance with Section 404. We estimate that we would incur approximately $150,000 in additional consulting, compensation, accounting and legal expenses, related to compliance with Section 404 of the Sarbanes-Oxley Act, on a one-time basis, in fiscal 2007, and approximately $87,000, annually, in such additional costs thereafter. If we deregister our common stock prior to the effective date of Section 404 of the Sarbanes- Oxley Act, we will not incur these expenses.

The Reclassification is designed to reduce the number of FMB Equibanc’s common shareholders of record to below 300, which will enable us to terminate our registration under the Securities Exchange Act. Given the compliance costs related to our registration under the Securities Exchange Act and the lack of an organized trading market for FMB Equibanc’s common stock, the board of directors believes FMB Equibanc receives little relative benefit from being registered under the Securities Exchange Act. We believe the Reclassification will provide a more efficient means of using our capital to benefit our shareholders, by allowing us to save significant administrative, accounting, and legal expenses incurred in complying with the disclosure, reporting and compliance requirements under the Securities Exchange Act, as well as the requirements of the Sarbanes-Oxley Act.

Additionally, the Reclassification will give all of our shareholders the opportunity to retain an equity interest in FMB Equibanc and, therefore, to participate in any future growth and earnings of the Company and in any future value received as a result of the sale of the Company.

Alternatives Considered

In making our determination to proceed with the Reclassification, we considered other alternatives. We rejected these alternatives, because we believed the Reclassification would be the simplest and most cost-effective manner in which to achieve the purposes described above. These alternatives included:

Cash-Out Merger. The board considered the reorganization of the Company through a merger with a new corporation formed solely to effect a reorganization. In a cash-out merger, shareholders owning fewer than 200 shares of FMB Equibanc’s common stock would have received cash equal to the fair value of the common stock in exchange for their shares, and all other shares of FMB Equibanc’s common stock would have remained outstanding. Accordingly, a cash-out merger would not offer all shareholders an opportunity to retain an equity interest in FMB Equibanc, to participate in future growth and earnings of the Company, or to benefit from any future value received as a result of the sale of the Company. Additionally, the receipt of cash in exchange for shares of common stock, generally, would be a taxable event for those shareholders receiving cash.

Additionally, based on the number of shares held by shareholders holding fewer than 200 shares of record, management estimated that a cash-out merger could have cost up to $900,000. As a result, the board anticipated that the Company might have to incur debt to finance such a reorganization, which could potentially weaken the Company’s regulatory capital position. The board believes it is important to maintain a strong capital position in order to support the Company’s anticipated future growth. Additionally, the reorganization of the Company through a cash-out merger would require approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

Based on the foregoing reasons the board rejected this alternative.

Reverse Stock Split. We considered declaring a reverse stock split at a ratio of 1-for-200, with cash payments to shareholders who would hold less than a whole share on a post-split basis. This alternative would also have the effect of reducing the number of shareholders, but would require us to account for outstanding fractional shares after the transaction, or, either, to engage in a forward stock split at the reverse split ratio or to pay cash to shareholders not holding an even multiple of 200 shares. The estimated cost of this alternative was approximately the same as the cash-out merger. This alternative would have also required the Company to incur debt to finance the repurchase of shares and to obtain regulatory approval from the Federal Reserve. A reverse stock split also would not have offered all shareholders an opportunity to retain an equity interest in FMB Equibanc. Accordingly, a reverse stock split was rejected for the same reasons as the cash-out merger alternative. Additionally, in view of the administrative inconvenience involved in the issuance of fractional shares or in adding the additional step of a forward stock split, and given the cost involved in redeeming additional fractional interests, the board rejected the reverse stock split alternative.

Issuer Tender Offer. We also considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. Additionally, if a sufficient number of shares were tendered, we estimate the cost of this alternative would be approximately the same as the cash-out merger. Therefore, this alternative also might require the Company to incur debt. As a result, we also rejected this alternative.

Expense Reductions in Other Areas. While we might be able to offset the expenses relating to SEC registration by reducing expenses in other areas, we have not pursued such an alternative, because there are no areas in which we could achieve comparable savings, without adversely affecting a vital part of our business or impeding our opportunity to grow. Our most significant area of potential savings would involve personnel costs, and we are already thinly staffed. We believe the expense savings that a reclassification would enable us to accomplish will not adversely affect our ability to execute our business plan, but will, instead, position us to execute it more efficiently. For these reasons, we did not analyze cost reductions in other areas as an alternative to the Reclassification.

Business Combination. We have neither sought nor received any proposals from third parties for any business combination transactions such as a merger, consolidation, or sale of all or substantially all of our assets. Our board did not seek any such proposals, because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC-registered company obligations. The board believes that by implementing a going-private transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate and expenses will be reduced.

Maintaining the Status Quo. The board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined below, of being an SEC-registered company, without the expected commensurate benefits. Thus, the board determined that maintaining the status quo would not to be in the best interests of the Company or its unaffiliated shareholders.

Background of the Reclassification

FMB Equibanc has been required to file reports under the Securities Exchange Act with the SEC since its reorganization into a one-bank holding company structure in November 2000. These reports include annual, quarterly and current reports, presenting and analyzing FMB Equibanc’s business, financial condition, results of operations and management structure. As a result of the Sarbanes-Oxley Act, we are subject to compliance and documentation requirements in a variety of areas, including disclosure and internal controls, internal and external audit relationships and the duties and qualifications of our board committees. We also are subject to disclosure requirements relating to our corporate and trading activities. Compliance is expensive, relative to our limited personnel resources and market capitalization. In addition to the substantial indirect costs in management time, costs associated with our reporting obligations include securities counsel fees, auditor fees, costs of printing and mailing shareholder documents, and specialized word processing and filing costs. We anticipate further increases in these costs, resulting from the upcoming requirement under Section 404 of the Sarbanes-Oxley Act that we document, test and assess our internal control structure and that our external auditors report on management’s assessment of our internal control structure. See “—Reasons for the Reclassification” on page 15.

In February 2004, during our audit committee’s review of our annual report on Form 10-KSB, our accountants mentioned that the Company would soon need to take steps to comply with Rule 404 under the Sarbanes-Oxley Act of 2002. As part of this discussion, our accountants noted that some companies that were similar to us were considering pursuing going-private transactions, due to the compliance burdens and costs that Rule 404 would entail. Following the audit committee meeting, the board of directors began to discuss the relative benefits and costs, both direct and indirect, relating to the registration of FMB Equibanc’s common stock under the Securities Exchange Act. In the summer of 2004, the Company invited its accountants and outside legal counsel to make a presentation to the Bank’s asset/liability committee, regarding the possible structures of a going-private transaction. At a meeting in the summer of 2004, these professionals informed the asset/liability committee of the alternative structures that the Company could use to effect a going-private transaction. The asset/liability committee reiterated these discussions to the board and discussed these issues, as well as specific cost estimates related to compliance with reporting obligations under the Securities Exchange Act, as summarized in “—Reasons for the Reclassification,” on page 15, and the alternatives described under “—Alternatives Considered,” on page 12.

In November 2004, at a strategic planning session of the board, the issue was put to a vote and the board decided to remain public. It was acknowledged that the issue should probably be addressed again in the future, but that for the present, because the implementation of Rule 404 under the Sarbanes-Oxley Act was being delayed for companies of FMB Equibanc’s size, remaining a SEC-registered company was the better option. Some board members also had reservations regarding the going-private process, including potential negative publicity in the Company’s market area, the possibility that the Company’s stock could become liquid in the future, and the fact that going private would remove some of the corporate-governance safeguards that shareholders enjoyed, by virtue of owning stock in an SEC-registered company.

When the SEC adopted the rules implementing Rule 404 under the Sarbanes-Oxley Act and it became clear to the board that the Company would have to comply with Rule 404 beginning in 2007, the board decided to revisit the possibility of going private. At the August 15, 2007 meeting, the board of directors voted to pursue a going-private transaction. Prior to the board meeting, members of the board considered the advantages and disadvantages of a cash-out merger, a reverse stock split and an issuer tender offer, each as compared to a stock reclassification (as described under “—Alternatives Considered” on page 12). The board also discussed:

•	the benefits and disadvantages of the Reclassification as described below under “—Reasons for the Reclassification” and “—Potential Disadvantages of the Reclassification”; and

•

the effects of the Reclassification as described under “—Effects of the Reclassification on FMB Equibanc” on page 16, “—Effects of the Reclassification on Affiliated Shareholders,” on page 18 and “—Effects of the Reclassification on Shareholders Generally,” on page 19.

Ultimately, at the August 15, 2007 meeting, the board determined that a reclassification was a better alternative than a cash-out merger, a reverse stock split or an issuer tender offer, because, unlike these alternatives, a reclassification (1) would allow all shareholders to maintain an equity interest in the Company, (2) would not require the Company to finance the purchase of any shares, and (3) would not require approval of the Federal Reserve. Accordingly, the board approved pursuing a stock reclassification rather than a cash-out merger.

The board considered whether shareholders receiving unregistered Series A Preferred Stock would be treated fairly in the Reclassification. The board noted that such shareholders owned less than .05% of the Company’s outstanding shares and neither exercised their voting rights on a regular basis, nor otherwise had influence on shareholder votes individually. The board also noted that there was a very limited trading market for our common stock and that being an SEC-registered company was not likely to materially enhance the chances of an active trading market developing. The board decided, therefore, that reclassification was appropriate, in order to eliminate the costs of registration while also allowing all shareholders to share in the Company’s prospects for future growth. The board decided that the structure of the Reclassification was fair to shareholders receiving Series A Preferred Stock, because the Company’s chances for increased profitability and therefore greater returns to all shareholders outweighed the relatively minor benefits that such shareholders receiving Series A Preferred Stock enjoyed by holding registered, voting securities. The board also noted that shareholders owning Series A Preferred Stock could choose to exercise dissenters’ rights in this transaction, if they would receive Series A Preferred Stock in the Reclassification, and would receive the same consideration as common shareholders upon a Change in Control of the Company. The board did not hire a financial advisor because the Reclassification structure did not require the board to establish a cash-out price for the shares

At the September 19, 2007 board meeting, the board, pursuant to its approval and adoption of articles of amendment to the Company’s articles of incorporation, approved the terms of the FMB Equibanc’s Series A Preferred Stock, which terms are described under “—Terms of the Series A Preferred Stock,” on page 46, and authorized the executive officers of the Company to file the articles of amendment to establish such series of preferred stock and to provide for and effect the reclassification of each share of the Company’s common stock, held by a shareholder who is the record holder of fewer than 200 shares, into one share of the Company’s Series A Preferred Stock.

At the September 19, 2007 board meeting, the board considered each of the factors described under “—Recommendation of the Board of Directors; Fairness of the Reclassification,” on page 26. After a thorough discussion of these factors, the board, including those directors who are not employees of FMB Equibanc, determined that the Reclassification was fair, from a substantive and procedural point of view, to all of FMB Equibanc’s shareholders, including those unaffiliated shareholders who are receiving Series A Preferred Stock in the Reclassification and those who are retaining their shares of common stock.

Reasons for the Reclassification

As described above in “—Purpose of the Reclassification,” the Reclassification will allow us to save the administrative, accounting and legal expenses incurred in complying with the disclosure and reporting requirements under the Securities Exchange Act, further, it will allow us to decrease the printing and mailing expenses that we incur in connection with soliciting proxies for routine annual meetings of shareholders, because the Series A Preferred Stock will have limited voting rights and will, therefore, not receive proxy statements for routine annual meetings. We estimate that we will save approximately $157,000 per year in the following areas as a result of the reduction in the number of common shareholders and the elimination of registration of our common stock under the Securities Exchange Act:

Direct Costs
Legal fees	$20,000
Independent auditor fees	30,000
Rule 404 consulting fees	50,000
Edgar conversion, printing and mailing expenses	5,000

Indirect Costs
Management and staff time	52,000

Total Costs	$157,000

We expect to save the following fees and expenses related to compliance with the requirements under Section 404 of the Sarbanes Oxley Act:

Consulting Fees	$100,000
Independent Auditor Fees	20,000
Indirect Management and Staff Time	30,000

Total Estimated Savings	$150,000

As noted above, we incur substantial indirect costs in management time spent on securities compliance activities. Although it is impossible to quantify these costs specifically, we estimate that our management and staff spend an average of approximately 15% of their time (equating to approximately 13 days per quarter) on activities directly related to compliance with federal securities laws, such as preparing and reviewing SEC-compliant financial statements and periodic reports, maintaining and overseeing FMB Equibanc’s disclosure and internal controls, monitoring and reporting transactions and other data relating to insiders’ stock ownership and consulting with external auditors and counsel on compliance issues. If we do not deregister our common stock, we estimate our management and staff will spend an additional nine days per quarter, or an average of approximately 11% of their additional time (remaining after their time spent on the Company’s compliance with the requirements of the Federal securities laws), on activities related to compliance with Section 404 of the Sarbanes-Oxley Act.

In addition, our common stock is not listed on an exchange and has historically been very thinly traded. We do not enjoy sufficient market liquidity to enable our shareholders to trade their shares easily. We also do not have sufficient liquidity in our common stock to enable us to use it as potential acquisition currency. As a result, we do not believe that the registration of our common stock under the Securities Exchange Act has benefited our shareholders, in proportion to the costs we have incurred, and expect to incur, as a result of this registration.

Effects of the Reclassification on FMB Equibanc

Based on information as of September 1, 2007, we believe that the Reclassification will reduce our number of common shareholders of record, from approximately 492 to approximately 262. We estimate that approximately 15,043 shares, held by 230 common shareholders of record, will be exchanged for Series A Preferred Stock in the Reclassification. The number of outstanding shares of common stock, as of September 1, 2007, will decrease from approximately 362,600 shares to approximately 347,557 shares. Accordingly, the already minimal liquidity of shares of FMB Equibanc’s common stock will be further reduced.

Our articles of incorporation currently authorize the issuance of 10,000,000 shares of common stock. The number of authorized shares of common stock will remain unchanged after completion of the Reclassification. After completion of the Reclassification, approximately 347,557 shares of our common stock will be issued and outstanding. We have no current plans, arrangements or understandings to issue any additional shares of common stock, except upon the exercise of any options that may be exercised pursuant to our stock option plans. In addition to the reclassification of shares of our common stock into shares of our Series A Preferred Stock, we believe the Reclassification will have the following effects on the Company:

Positive Effects:

Elimination of Securities Exchange Act Registration. After the Reclassification, our common stock will not be registered under the Securities Exchange Act, nor will we be subject to the periodic reporting requirements or the proxy rules under the Securities Exchange Act. Additionally, we will maintain our existing internal control procedures but will not be required to document, test and report on our internal control structure as required by Section 404 of the Sarbanes-Oxley Act. We expect to eliminate direct and indirect costs and expenses associated with the Securities Exchange Act registration, which we estimate would be up to $157,000 on an annual basis ($70,000 related to our present reporting obligations and an additional $87,000 in increased compliance costs due to Section 404 of the Sarbanes-Oxley Act). Additionally, as a non-SEC-registered company, we believe our management team, which currently spends a significant amount of time on activities related to compliance with the Securities Exchange Act, will have significantly more time to devote to business development and revenue-enhancing activities. See “—Background of the Reclassification,” on page 13, and “—Reasons for the Reclassification,” on page 15, for a discussion of the nature of the information we will no longer be required to provide.

Outstanding Stock Options. The Reclassification will have no effect on outstanding options to purchase the Company common stock.

Elimination of Liability Under Section 18 of the Securities Exchange Act. Since the Company will no longer be required to file any reports under the Securities Exchange Act, it will no longer be subject to liability under Section 18 of the Securities Exchange Act. Generally, Section 18 provides that if the Company or an affiliate makes a false or misleading statement with respect to any material fact in any of its filings pursuant to the Securities Exchange Act, in light of the circumstances at the time the statement was made, the Company or the affiliate shall be liable to any person who purchases or sells a security at a price that is affected by the statement.

Earnings per share. Basic earnings per share will increase 3.6% from $4.15 per share on a historical basis to $4.30 per share on a pro forma basis for the six months ended June 30, 2007, and will increase 3.7% from $8.03 on a historical basis to $8.33 on a pro forma basis for the year ended December 31, 2006. Diluted earnings per share will not change from $4.10 per share for the six months ended June 30, 2007 or from $7.94 per share for the year ended December 31, 2006 since the Series A Preferred Stock will be considered common stock equivalents in the computation of diluted earnings per share.

Negative Effects:

Effect on Market for Shares. Our common stock is not currently listed on an exchange and no organized trading market currently exists for our common stock. After the Reclassification, neither our common stock nor the Series A Preferred Stock will be listed on an exchange. The failure to be listed on an exchange, together with the reduction in public information concerning the Company as a result of its not being required to file reports under the Securities Exchange Act, may adversely affect the already limited liquidity of our common stock and result in limited liquidity for our Series A Preferred Stock. Additionally, liquidity of our common stock may also be reduced because the number of shares of our common stock available to be traded will decrease after the Reclassification. A decrease in the market liquidity for the shares of our common stock may cause a decrease in the value of the shares. Conversely, the more limited supply of our common stock could also prompt a corresponding increase in its market price, assuming a stable or increased demand for the stock.

Book Value Per Common-equivalent Share. Book value per common-equivalent share, which includes the Series A Preferred Stock, will decrease 0.5% from $53.52 on a historical basis to $53.24 on a pro forma basis as of June 30, 2007.

Financial Effects of the Reclassification. We estimate that professional fees and other expenses related to the transaction will total approximately $100,000. We plan to pay these fees and expenses out of our existing working capital and do not expect that the payment of these expenses will have a material adverse effect on our capital adequacy, liquidity, results of operations or cash flow. You should read the discussion under “Proposal: Approval of the Articles of Amendment —Source of Funds and Expenses” on page 35 for a description of our source of funds for the fees and expenses we expect to incur in connection with the transaction.

Other Effects:

Conduct of Business After the Reclassification. We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

Raising Additional Capital and Obtaining Financing After the Reclassification. In light of the limited market for our common stock, we believe the termination of our status as an SEC-registered company will not have a significant impact on any future efforts by the Company to raise additional capital. If we need to raise additional capital to support growth in the future, we have several financing alternatives which will not be affected by our status as a non-SEC-registered company, including raising additional equity through private offerings, issuing trust preferred securities or borrowing funds from a correspondent bank.

Plans or Proposals. Other than as described in this proxy statement, we do not have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; to sell or transfer any material amount of our assets; to change our board of directors or management, to change materially our indebtedness or capitalization; or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Reclassification and becoming a non-reporting company. Although management has neither the intention at present to enter into any of the transactions described above nor is involved with negotiations relating to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares, or any other arrangement or transaction we may deem appropriate.

Effects of the Reclassification on Affiliated Shareholders

In addition to the effects the Reclassification will have on shareholders generally, which are described below, the Reclassification will have some additional positive and negative effects, on our executive officers and directors, each of whom, as a result of his or her position, will be deemed to be an affiliate of FMB Equibanc. As used in this proxy statement, the term “affiliated shareholder” means any shareholder who is a director or executive officer of FMB Equibanc, and the term “unaffiliated shareholder” means any shareholder other than an affiliated shareholder. These additional effects are as follows:

Positive Effects:

No Further Disclosure Obligations Relating to Compensation, Stock Ownership or Related Party Transactions. After the Reclassification, the Company will no longer be subject to the periodic reporting requirements or the proxy rules under the Securities Exchange Act. As a result, while our affiliates’ voting control of the Company will increase as a result of the Reclassification, their public accountability will decrease because information about their compensation, stock ownership and transactions with the Company will no longer be publicly available.

Consolidation of Management Ownership. As a result of the Reclassification, we expect that the percentage of beneficial ownership of FMB Equibanc’s common stock held by our directors and executive officers as a group will increase slightly, from approximately 14.2% before the Reclassification to approximately 14.9% after the Reclassification. See “Information About the Company and Its Affiliates—Stock Ownership by Affiliates” on page 42 for information about the number of shares of the Company common stock held by our directors, executive officers and significant shareholders.

Elimination of Liability Under Section 18 of the Securities Exchange Act. Since the Company will no longer be required to file any reports under the Securities Exchange Act, the Company and our affiliates will no longer be subject to liability under Section 18 with respect to such reports. Currently, if any of our affiliates make a statement in any of the Company’s filings under the Securities Exchange Act that, in light of the circumstances at the time the statement is made, is false or misleading with respect to any material fact, the affiliate or the Company may be liable under Section 18 of the Securities Exchange Act to any person that purchases or sells our securities at a price that is affected by the statement.

Earnings per share. Assuming the Reclassification had been completed as of June 30, 2007, our affiliated shareholders would experience the same effect on earnings per share as our unaffiliated shareholders, including (1) a 3.7% increase in basic earnings per share for the year ended December 31, 2006, from $8.03 on a historical basis to $8.33 on a pro forma basis; (2) a 3.6% increase in basic earnings per share for the six months ended June

30, 2007, from $4.15 on a historical basis to $4.30 on a pro forma basis; and (3) no change in diluted earnings per share of $7.94 for the year ended December 31, 2006 or from $4.10 for the six months ended June 30, 2007, since the Series A Preferred Stock will be considered common-stock equivalents in the computation of diluted earnings per share.

Negative Effects:

Book Value Per Share. Assuming the Reclassification had been completed as of June 30, 2007, our affiliated shareholders would experience the same reduction in book value, per common-equivalent share, as our unaffiliated shareholders, or a 0.5% decrease in book value per common-equivalent share, from $53.52, on a historical basis, to $53.24, on a pro forma basis as of June 30, 2007. Book value per common share will increase from $53.52, on a historical basis to, $55.50 on a pro forma basis, a 3.7% increase. We include the per-common-equivalent share measurement because the Series A Preferred Stock will convert to common stock upon a Change in Control.

Rule 144 Not Available. Because FMB Equibanc’s common stock will not be registered under the Securities Exchange Act after the Reclassification, executive officers and directors of FMB Equibanc will be deprived of the ability to dispose of their shares of FMB Equibanc’s common stock under Rule 144 of the Securities Act of 1933, which provides a “safe harbor” for resales of stock by affiliates of an issuer.

Effects of the Reclassification on Unaffiliated Shareholders

In addition to the effects the Reclassification will have on shareholders generally, which are described in the next section, the Reclassification will also have the following negative effects on our unaffiliated shareholders:

Reduction in Publicly Available Information. The Company will no longer be required to file public reports of its financial condition and other aspects of its business with the SEC after the Reclassification. Specifically, we will no longer be required to make public disclosures regarding executive compensation, corporate governance matters, or management stock ownership. As a result, unaffiliated shareholders will have less legally-mandated access to information about the Company’s business and results of operations than they had prior to the Reclassification. Our affiliated shareholders, however, because of their positions as directors and/or executive officers of the Company, will continue to have continuous access to all information regarding our financial condition and other aspects of our business. Following the Reclassification, we will continue to provide a copy of our audited financial statements to our shareholders, with the delivery of our annual proxy statement and will make such financial statements available to our shareholders at the annual shareholders meeting.

Elimination of Protections Under Section 18 of the Securities Exchange Act. Since the Company will no longer be required to file any reports under the Securities Exchange Act, our unaffiliated shareholders will no longer be afforded the protections under Section 18 with respect to false or misleading statements in such reports. Currently, if the Company or any of its affiliates makes a false or misleading statement with respect to any material fact in any of the Company’s filings under the Securities Exchange Act, in light of the circumstances at the time the statement was made, the Company or the affiliate may be liable under Section 18 of the Securities Exchange Act to any person who purchases or sells a security at a price that is affected by the statement.

Effects of the Reclassification on Shareholders Generally

The Reclassification will have the following effects on shareholders, regardless of whether they are affiliated or unaffiliated shareholders. We expect, however, that only one of our affiliates, Dwayne E. Rocker, will receive Series A Preferred Stock in the Reclassification, and that none of the shares of common stock held by all of our other affiliates will be reclassified to Series A Preferred Stock in the Reclassification, because none of our other affiliates will hold fewer than 200 shares of record at the effective time of the Reclassification. The effects will vary, depending on whether the shareholder receives Series A Preferred Stock of his or her shares of FMB Equibanc’s common stock or does not receive Series A Preferred Stock for any of his or her shares and, thereby, continues to hold the same number of shares of common stock following the Reclassification. Because a shareholder may own shares in more than one capacity (for example, individually and through an individual retirement account), a shareholder may receive Series A Preferred Stock for some of his or her shares of common stock, while retaining ownership of other shares of common stock following the Reclassification.

The following sections describe the material effects that we expect to result from the Reclassification, with respect to shares that are exchanged for Series A Preferred Stock and shares that are unaffected by the Reclassification. You may experience a combination of these effects, if you receive Series A Preferred Stock for some of your shares while retaining ownership of other shares of common stock. The effects described below assume that 15,043 shares are reclassified as shares of Series A Preferred Stock in the Reclassification.

Shares Reclassified as Series A Preferred Stock. As to shares of our common stock that are reclassified as shares of Series A Preferred Stock, shareholders will experience the following positive and negative effects:

Positive Effects:

As a result of the Reclassification:

•

the shareholders receiving Series A Preferred Stock will have a preference to the holders of common stock in the distribution of any dividend by the Company such that the holders of Series A Preferred Stock will receive 110% of the amount of any dividend to be paid on our shares of common stock prior to the payment of such dividend on our common stock. Our board of directors, which will be elected by the holders of the common stock after the Reclassification, has the authority to declare future dividends on our common stock and Series A Preferred Stock;

•

the shareholders receiving Series A Preferred Stock will have their shares automatically converted into shares of common stock upon a Change in Control of the Company, on the basis of one share of common stock for each share of Series A Preferred Stock, and thus will participate equally with the holders of common stock in any sale of the Company;

•

the shareholders receiving Series A Preferred Stock will have a preference to holders of common stock upon any liquidation of the Company in an amount equal to the greater of the net book value of the Series A Preferred Stock, the amount to be paid to the common shareholders, or $45.00 for each share of Series A Preferred Stock; and

•

under Georgia law, the designations, rights, preferences and limitations of the Series A Preferred Stock cannot be changed without the approval of the holders of the Series A Preferred Stock voting as a separate group. However, see the discussion below under “Negative Effects” regarding our board’s authority to issue new classes or series of preferred stock or equity securities in the future that ranks senior to or on parity with the Series A Preferred Stock.

Negative Effects:

As a result of the Reclassification:

•

the shareholders receiving Series A Preferred Stock will be entitled to vote only upon a Change in Control of the Company, which, generally, would be a sale or merger of the Company, the exchange of all of its stock, the acquisition of substantially all of the Company’s assets, or another business combination involving the Company. Holders of Series A Preferred Stock will not be entitled to vote on the election of directors;

•	our board of directors, which will be elected by the holders of the common stock after the Reclassification, may authorize the issuance of other classes or series of preferred stock or equity securities that rank senior to or on parity with the Series A Preferred Stock. As a result, the rights and preferences of the Series A Preferred Stock may be subordinate to the rights and preferences of any new class or series of preferred stock or equity securities issued in the future. Any new class or series of preferred stock or equity securities that ranks senior to or on parity with the Series A Preferred Stock would also be senior to our common stock; and

•

the shareholders receiving Series A Preferred Stock will continue to hold shares that, like our shares of common stock, will not have a public trading market. In addition, as a non-SEC-registered company, neither the Company’s Series A Preferred Stock nor the common stock will be eligible for trading on a securities exchange or on an automated quotation system operated by a national securities association.

Shareholders not Receiving Series A Preferred Stock. As to shares of our common stock that are not reclassified as Series A Preferred Stock, holders of common stock will experience the following positive and negative effects:

Positive Effects:

As a result of the Reclassification, shareholders continuing to own common stock will:

•	continue to exercise sole voting control over the Company, except with respect to a Change in Control of the Company; and

•	have relatively increased voting control over the Company because the number of outstanding shares of common stock will be reduced.

Negative Effects:

As a result of the Reclassification, the shareholders continuing to own common stock will:

•

experience decreased liquidity, because we anticipate that the liquidity of our common stock will decrease as a result of the reduction in the number of shareholders from approximately 492 to approximately 262. The absence of an established trading market or a larger shareholder base may restrict your ability to transfer your shares of stock following the Reclassification. See “—Effects of the Reclassification on FMB Equibanc Negative Effects: —Effect on Market for Shares,” on page 17;

•

have decreased access to information, because, if the Reclassification is completed, we intend to terminate the registration of our common stock under the Securities Exchange Act. As a result, we will no longer be required to file periodic reports with the SEC (but detailed financial data about the Company and the Bank would continue to be publicly available through the Federal Reserve Board and the FDIC, respectively, including the Company’s financial statements, as of each June 30 and December 31, from the Federal Reserve Board, and the Bank’s quarterly financial statements from the FDIC). See “—Effects of the Reclassification on FMB Equibanc Positive Effects: —Elimination of Securities Exchange Act Registration,” on page 16; and

•

be at a disadvantage compared to holders of Series A Preferred Stock, because holders of Series A Preferred Stock will have a preference in the distribution of any dividend by the Company and upon any liquidation of the Company.

Federal Income Tax Consequences of the Reclassification

The following discusses the material federal income tax consequences to FMB Equibanc and its shareholders that would result from the Reclassification. No opinion of counsel or ruling from the Internal Revenue Service has been sought or obtained with respect to the tax consequences of the Reclassification, and the conclusions contained in this summary are not binding on the Internal Revenue Service. This discussion is based on existing U.S. federal income tax law, which may change, even retroactively. This discussion does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In particular, it does not address the federal income tax considerations applicable to certain types of shareholders, such as: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currency; traders in securities that elect mark-to-market; persons who hold our common stock as part of a hedge, straddle or conversion transaction; or persons who are considered foreign persons for U.S. federal income tax purposes. In addition, this discussion does not discuss any state, local, foreign or other tax considerations. This discussion also assumes that you have held and, in the case of continuing shareholders will continue to hold, your shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Shareholders are encouraged to consult their own tax advisor as to the particular federal, state, local, foreign and other tax consequences of the Reclassification, in light of their individual circumstances.

Federal Income Tax Consequences to FMB Equibanc

We believe that the Reclassification will be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to FMB Equibanc.

Federal Income Tax Consequences to Shareholders Who Continue to Own Common Stock

If you continue to hold FMB Equibanc’s common stock immediately after the Reclassification, you will not recognize any gain or loss or dividend income in the transaction and you will have the same adjusted tax basis and holding period in your common stock as you had in such stock immediately prior to the Reclassification.

Federal Income Tax Consequences to Shareholders Who Receive Shares of Series A Preferred Stock

Shareholders receiving Series A Preferred Stock upon the effectiveness of the Reclassification will not recognize any gain or loss or dividend income in the Reclassification. The holding period and cost basis of the reclassified common stock will carry over to the Series A Preferred Stock.

Sale of Series A Preferred Stock After a Change in Control

Generally, no gain or loss will be recognized when the Series A Preferred Stock converts back to common stock, upon a Change in Control. A subsequent sale or exchange of the common stock, after the Change in Control, may result in the recognition of capital gain or loss (i.e., gross proceeds less the cost basis of the stock sold), depending on the type of consideration received in the Change in Control transaction.

Sale of Series A Preferred Stock Prior to a Change in Control

Where Series A Preferred Stock is received for common stock in a tax-free recapitalization, the proceeds from a subsequent sale of the Series A Preferred Stock in some instances may be taxable as dividend income (instead of capital gain) to the extent that a distribution of cash equal to the fair market value of the Series A Preferred Stock as of the date of the Reclassification would have been taxable as a dividend to such shareholder had the Company distributed cash in that amount in lieu of the issuance of the Series A Preferred Stock. Any excess of the amount received from the actual sale of the Series A Preferred Stock over the sum of the amount treated as a dividend plus the cost basis of the stock will be treated as a capital gain. No loss may be recognized from the sale of the Series A Preferred Stock. Under current tax law, dividend income is taxed at the same rates that apply to net capital gains (i.e., 5% and 15%). The current tax law provision in which dividend income is taxed at net capital gain rates will not apply for tax years beginning after December 31, 2008. Unless any intervening tax legislation is enacted, ordinary income tax rates (of up to 35% currently) will apply to dividend income beginning January 1, 2009. The rules treating proceeds from a subsequent sale of the Series A Preferred Stock as dividend income generally will not apply (i) if, in the case of a sale of the Series A Preferred Stock to a third party, you do not own (actually or constructively) any FMB Equibanc stock after such sale or (ii) in the case of a redemption of the Series A Preferred Stock, (I) if the redemption results in a complete termination (actually and constructively) in your ownership of any of FMB Equibanc stock or (II) if, after the redemption is complete, your ownership (actual and constructively) of FMB Equibanc stock is less than 80% of your ownership of FMB Equibanc stock before the redemption and you do not own 50% or more of any FMB Equibanc voting stock after the redemption.

Federal Income Tax Consequences to Shareholders Who Exercise Dissenters’ Rights

If you receive cash as a result of exercising dissenters’ rights in the Reclassification and do not continue to hold our common stock immediately after the Reclassification, you will be treated as having had your shares redeemed by us, which will be a taxable transaction for federal income tax purposes. The tax treatment of a redemption of stock is governed by Section 302 of the Code and, depending on your situation, will be taxed as either:

A sale or exchange of the redeemed shares, in which case you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares; or

A cash distribution, which is treated: (a) first, as a taxable dividend to the extent of our accumulated earnings and profits; (b) then, if the total amount of cash paid in the Reclassification exceeds our accumulated earnings and profits, as a tax-free return of capital to the extent of your tax basis in the redeemed shares; and (c) finally, as gain from the sale or exchange of the redeemed shares.

Under Section 302 of the Code, a redemption of your shares of our common stock as part of the Reclassification will be treated as a sale or exchange of the redeemed shares if any of the following are true:

•	the Reclassification results in a “complete termination” (both actually and constructively) of your interest in FMB Equibanc;

•	your receipt of cash is “substantially disproportionate” with respect to other shareholders; or

•	your receipt of cash is “not essentially equivalent to a dividend.”

These three tests are applied by taking into account not only shares that you actually own, but also shares that you constructively own pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, you are deemed to constructively own shares owned by certain individuals and entities that are related to you in addition to shares you own directly. For example, you are considered to own shares owned by or for your spouse, children, grandchildren, and parents, which is referred to as “family attribution.” In addition, you are considered to own a proportionate number of shares owned by estates or certain trusts in which you have a beneficial interest, by partnerships in which you are a partner, and by corporations in which you own, directly or indirectly, 50% or more (in value) of the stock. Similarly, shares owned directly or indirectly by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be treated as owned by these entities. This is referred to as “entity attribution.” You are also deemed to own shares which you have the right to acquire by exercise of an option. Furthermore, shares constructively owned by someone may be reattributed to you. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to you through family attribution.

Complete Termination. If you receive cash as a result of exercising dissenters’ rights in the Reclassification and do not actually or constructively own any of our common stock after the Reclassification, your interest in FMB Equibanc will be completely terminated by the Reclassification, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize capital gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

If you receive cash in the Reclassification and own shares of FMB Equibanc common stock only constructively after the Reclassification, as a result of family attribution, you may be able to avoid constructive ownership of those shares of our common stock by waiving family attribution and, thus, be treated as having had your interest in FMB Equibanc completely terminated by the Reclassification. Among other things, waiving family attribution requires (a) that you have no interest in FMB Equibanc (including as an officer, director, employee, or shareholder) other than an interest as a creditor during the 10-year period immediately following the Reclassification and (b) that you include an election to waive family attribution in your tax return for the year in which the Reclassification occurs.

Substantially Disproportionate. If you receive cash in the Reclassification and immediately after the Reclassification you actually or constructively own shares of FMB Equibanc stock, you must compare (a) your percentage ownership immediately before the Reclassification (i.e., the number of shares of common stock actually or constructively owned by you immediately before the Reclassification divided by 362,600 (which is our current number of outstanding shares) with (b) your percentage ownership immediately after the Reclassification (i.e., the number of shares of common stock constructively owned by you immediately after the Reclassification divided by 347,557 (which is our estimate of the number of shares of common stock that will be outstanding immediately after the Reclassification)).

If your post-Reclassification ownership percentage is less than 80% of your pre-Reclassification ownership percentage, the receipt of cash is “substantially disproportionate” with respect to you, and you will, therefore, receive sale or exchange treatment with respect to your common stock, so long as you do not own (actually and constructively) more than 50% of our common stock after the Reclassification. Consequently, you will recognize capital gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

Not Essentially Equivalent to a Dividend. If (a) you exercise no control over the affairs of FMB Equibanc (e.g., you are not an officer, director, or high ranking employee), (b) your relative stock interest in FMB Equibanc is minimal, and (c) your post-Reclassification ownership percentage is less than your pre-Reclassification ownership percentage, then your receipt of cash is “not essentially equivalent to a dividend,” and you will, therefore, receive sale or exchange treatment on your shares of our common stock exchanged for cash. For these purposes, constructive ownership of less than 1% of the outstanding shares is clearly a relatively minimal ownership interest, and constructive ownership of less than 5% of the outstanding shares is probably a relatively minimal ownership interest.

Capital Gain and Loss. For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than one year generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for one year or less will be subject to tax at ordinary income tax rates of up to 35%. In addition, capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Backup Withholding. Shareholders who exercise dissenters’ rights and receive cash in the Reclassification would be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) in connection with the Reclassification to avoid backup withholding requirements that might otherwise apply. The letter of transmittal would require each such shareholder to deliver such information when the common stock certificates are surrendered following the effective time of the Reclassification. Failure to provide such information may result in backup withholding at a rate of 28%.

As explained above, the amounts paid to you as a result of exercising dissenters’ rights in the Reclassification may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you, depending on your individual circumstances. The discussion of material U.S. federal income tax consequences of the Reclassification set forth above is based upon present law, which is subject to change, possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the Reclassification in light of your specific circumstances.

Pro Forma Effect of the Reclassification

The following selected pro forma financial data illustrates the pro forma effect of the Reclassification on FMB Equibanc’s financial statements, as of and for the six months ended June 30, 2007, and for the year ended December 31, 2006. Management has prepared this information based on its estimate that 15,043 shares of FMB Equibanc’s common stock will be reclassified as 15,043 shares of Series A Preferred Stock in the Reclassification and that the cost of the Reclassification will be $100,000. Please see “Pro Forma Consolidated Financial Information,” beginning on page 49, for the complete pro forma financial information relating to this transaction.

Selected Pro Forma Consolidated Financial Data

(In thousands except per share data)	As of and for the six months ended June 30, 2007	As of and for the year ended December 31, 2006
Net interest income	$4,742	8,588
Provision for loan losses	420	432
Other income	1,275	2,763
Other expense	3,214	6,310
Income tax expense	880	1,699

Net income	$1,503	2,910

PER COMMON SHARE
Basic earnings per share	$4.30	8.33
Diluted earnings per share	4.10	7.94
Book value per common-equivalent share	$53.24	49.62
AT PERIOD END
Assets	$268,253	251,661
Shareholders’ equity	$19,306	17,991
Common stock outstanding	347,557	347,557
Series A Preferred Stock outstanding	15,043	15,043
Weighted combined average shares outstanding	362,600	362,600

Recommendation of the Board of Directors; Fairness of the Reclassification

The board believes that the Reclassification is substantively and procedurally fair to FMB Equibanc’s shareholders, including any unaffiliated shareholders who will receive Series A Preferred Stock in the Reclassification. The board also believes that the Reclassification is substantively and procedurally fair to unaffiliated shareholders who will retain their shares of common stock following the Reclassification. The board of directors, including a majority of directors who are not employees of FMB Equibanc, has approved the Reclassification and the Articles of Amendment, and the board recommends that the shareholders vote for approval of the Articles of Amendment, which will effect the Reclassification. One of our directors, Mr. Edenfield, voted against the Reclassification. Mr. Edenfield suggested that the Company’s compliance with the Securities Exchange Act provided significant benefits to shareholders, including the availability of public information concerning the Company and corporate governance safeguards such as the requirement that management certify the accuracy of the Company’s financial statements. Mr. Edenfield believes that the costs of continued compliance with the Exchange Act Rules are commensurate with the benefits that our shareholders enjoy by virtue of owning securities registered under the Section 12(g) of the Securities Exchange Act. All other board members believe that the Company’s ongoing internal audit program, loan review program and annual external audit provide ample corporate governance safeguards to the Company. These directors noted that the Company and the Bank are regulated by the Georgia Department of Banking and Finance, the FDIC and the Federal Reserve Board and that regulations promulgated by these agencies require the testing of our internal controls over financial reporting that are similar to the requirements of the Securities Exchange Act, without the added expense. These directors believe that the cost savings the Company would enjoy by going private will be accretive to earnings and benefit shareholders without diminishing the Company’s corporate governance safeguards.

Other than Mr. Edenfield, all of FMB Equibanc’s directors and executive officers have indicated that they intend to vote their shares of common stock (and any shares with respect to which they have, or share, voting power) in favor of the Articles of Amendment and in favor of the adjournment proposal. The directors and executive officers of FMB Equibanc who intend to vote to approve the Reclassification held approximately 12.4% of the shares outstanding, as of September 1, 2007. Although the board, as a whole, recommends that the shareholders vote in favor of the Articles of Amendment, for the reasons set forth in “—Reasons for the Reclassification,” on page 15, no director or executive officer is making any recommendation to the shareholders in his or her individual capacity.

We considered a number of factors in determining whether to approve the Reclassification, including the effects described under “—Effects of the Reclassification on FMB Equibanc,” on page 16, “—Effects of the Reclassification on Affiliated Shareholders,” on page 18, and the relative advantages and disadvantages described under “—Reasons for the Reclassification,” beginning on page 15, and “—Effect of the Reclassification on Shareholders Generally,” on page 19. The board also reviewed the tax and pro forma financial effects of the Reclassification on FMB Equibanc and its shareholders.

After the Reclassification, FMB Equibanc’s common stock will not be registered under the Securities Exchange Act. The board considered the views of management regarding the cost savings to be achieved by eliminating the reporting and disclosure requirements related to the registration of the common stock under the Securities Exchange Act, including indirect savings resulting from reductions in the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the common stock under the Securities Exchange Act. Similarly, the board also considered the prospective decrease in the administrative expense that we incur in connection with soliciting proxies for routine annual meetings of shareholders. FMB Equibanc’s management determined that the Reclassification would result in cost savings of approximately $157,000 per year, including annual expenses related to compliance with the Sarbanes-Oxley Act.

Additionally, the board considered the effect that terminating the registration of the common stock would have on the market for the common stock and the ability of shareholders to buy and sell shares. However, the board determined that, even as an SEC-registered company, FMB Equibanc has not had an organized trading market for its common stock and that FMB Equibanc’s shareholders derive little relative benefit from FMB Equibanc’s status as an SEC-registered company. The board determined that the cost savings and reduced management time, to be achieved by terminating registration of the common stock under the Securities Exchange Act, outweighed any potential detriment resulting from the elimination of the registration.

We considered alternatives to the proposed going-private transaction, but ultimately approved the Reclassification proposal. Please read the discussion under “—Alternatives Considered,” on page 12, for a description of these alternatives.

Substantive Fairness. The board considered numerous factors, discussed below, in reaching its conclusions that the Reclassification and the Articles of Amendment are substantively fair to our shareholders, including unaffiliated shareholders who will receive Series A Preferred Stock in the Reclassification and our unaffiliated shareholders who will retain their shares. In reaching these conclusions, the board considered the following effects on these constituencies:

Factors Affecting Fairness to Shareholders:

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Equity Interest in the Company. All shareholders will continue to hold an equity interest in the Company and will continue to have the opportunity to participate in the Company’s future growth and earnings, including any future sale or Change in Control of the Company. The board viewed this factor as supporting its determination of fairness since no shareholders will be forced to involuntarily liquidate their equity interest in the Company, as would be the case in a cash-out merger. See “—Alternatives Considered” on page 12. However, shareholders wishing to liquidate their shares of common stock at fair value may do so through exercising dissenters’ rights.

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Earnings per share. Diluted earnings per share will not change from $4.10 per share for the six months ended June 30, 2007 or from $7.94 per share for the year ended December 31, 2006 since the Series A Preferred Stock will be considered common stock equivalents in the computation of diluted earnings per share. The board viewed the effect on diluted earnings per share as a factor, among others, which supported its conclusion of fairness of the Reclassification since the Series A shareholders will continue to share in the earnings of the Company with the common shareholders. Basic earnings per share on a pro forma basis will increase from $4.15 per share to $4.30 per share for the six months ended June 30, 2007, and will increase from $8.03 to $8.33 for the year ended December 31, 2006. Although the board noted basic earnings per share will increase, it did not consider that to be a material factor in determining fairness because earnings will not be available for distribution to the common shareholders unless holders of Series A Preferred Stock first receive a dividend equal to 110% of any dividend to be paid on our common stock. Therefore, the board believes diluted earnings per share is a more meaningful financial ratio since it factors in outstanding shares of Series A Preferred Stock.

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Book Value Per Common-equivalent Share. Book value per common-equivalent share, which includes the Series A Preferred Stock, will decrease approximately 0.5%, from $53.52, on a historical basis, to $53.24, on a pro forma basis, as of June 30, 2007. The decrease in book value per common-equivalent share is due to transaction costs of approximately $100,000. The board viewed the 0.5% decrease as nominal and believes the effect on book value supports its determination of fairness, especially since the decrease in book value affects both the shareholders receiving Series A Preferred Stock and those retaining common stock. Book value per common share will increase from $53.52, on a historical basis, to $55.50, on a pro forma basis, a 3.7% increase. We include the per common-equivalent share measurement because the Series A Preferred Stock will convert to common stock upon a Change in Control.

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Tax Consequences. The board noted that the Reclassification would not result in a taxable event for shareholders retaining their shares of common stock in the Reclassification, as all of our directors and executive officers are entitled to do, nor would it result in a taxable event for shareholders who receive Series A Preferred Stock. The fact that the transaction would not result in a taxable event to either group contributed to the board’s recommendation and conclusion as to the fairness of the transaction to unaffiliated shareholders who would retain their shares of common stock or receive shares of Series A Preferred Stock following the Reclassification. Although the transaction would result in a taxable event to unaffiliated shareholders receiving cash, if any, in the Reclassification, the board determined that this negative factor was minimal due to the overall number of shareholders it expects will exercise dissenters’ rights. See “—Federal Income Tax Consequences of the Reclassification” on page 22 for more information regarding the tax consequences of the Reclassification.

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Loss of Benefits of SEC Registration of our Common Stock. After the Reclassification, neither our common stock nor our Series A Preferred Stock will be registered under the Securities Exchange Act. This will greatly reduce the amount of information that is publicly available about the Company, including detailed analyses by management of our financial results, current reports of significant corporate events, copies of material contracts involving the Company and information as to executive and director compensation and stock ownership. It will also eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirement for an audited report on our internal controls and disclosure requirements relating to our audit committee, code of ethics and director nominations process. Additionally, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act. The board noted that, while the loss of the benefits of

SEC registration, standing alone, was negative in its fairness determination, the fact that detailed financial data about the Company and the Bank would continue to be publicly available from the Federal Reserve Board and the FDIC, after the Reclassification, mitigated the loss of public information about the Company due to the Company’s deregistration with the SEC.

Shareholders Receiving Series A Preferred Stock:

In making its fairness determination, the board considered the relative advantages and disadvantages of the following terms of the Series A Preferred Stock.

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Dividend Preference on the Series A Preferred Stock. The holders of Series A Preferred Stock will be entitled to preference in the distributions of dividends prior to the payment of any dividends to the holders of common stock such that they will receive 110% of the amount of any dividend paid on our common stock prior to the payment of such dividend on our common stock. The board viewed the dividend preference as a benefit to the shareholders receiving Series A Preferred Stock.

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Liquidation Preference on the Series A Preferred Stock. In the event of the liquidation or dissolution of the Company, before any payment is made to the holders of the common stock, the holders of the Series A Preferred Stock will be entitled to be paid in full (on a per-share basis) an amount equal to the greater of the net book value of the Series A Preferred Stock, the amount to be paid to the common holders, or $45.00 per share. As a result, upon the liquidation or dissolution of the Company, the holders of Series A Preferred Stock will receive at least $45.00 per share before any payment is made to the common shareholders. The board viewed this liquidation preference as a benefit to the shareholders receiving Series A Preferred Stock.

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Conversion to Common Stock on a Change in Control. Upon a Change in Control of the Company, the Series A Preferred Stock will automatically convert into shares of the Company’s common stock. Therefore, holders of the Series A Preferred Stock will participate in any future value received as a result of any future sale of the Company at the same value per share as the holders of the common stock. The board viewed the conversion provision as a benefit to the shareholders receiving Series A Preferred Stock.

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Limited Voting Rights on the Series A Preferred Stock. The holders of Series A Preferred Stock will have limited voting rights, and generally, be entitled to vote only upon a proposed Change in Control of the Company, upon which common shareholders are entitled to vote. The holders of Series A Preferred Stock will not be entitled to vote on the election of directors and therefore, will have no influence on the future composition of the board of directors or senior management team of the Company. The board noted, however, that the shareholders receiving Series A Preferred Stock currently have limited influence on shareholder votes, since those shareholders hold an aggregate of approximately 3.6% of our outstanding common stock as of September 1, 2007. The board viewed the limited voting rights as a negative factor to the shareholders receiving Series A Preferred Stock.

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Right of First Refusal. The Company will have the right to repurchase shares of Series A Preferred Stock that become subject to a proposed sale or transfer to a third party. Upon notice from a preferred shareholder, the Company will have five business days to exercise its right of first refusal and repurchase the shares of Series A Preferred Stock, upon the same terms as the proposed sale or transfer. If the Company does not exercise its right of first refusal, the preferred shareholder may sell and transfer his or her Series A Preferred Stock to the third party. The board viewed the right of first refusal as a negative factor to the shareholders receiving Series A Preferred Stock.

While the board viewed the limited voting rights and the right of first refusal as negative factors to the shareholders receiving Series A Preferred Stock, the board concluded that the overall terms of the Series A Preferred Stock were fair to the unaffiliated shareholders receiving Series A Preferred Stock, since the Series A Preferred Stock includes a liquidation and dividend preference compared to the common stock and a conversion provision in the event of a change of control of the Company. Additionally, although shareholders receiving Series A Preferred Stock, upon the reclassification of their shares of common stock under the Articles of Amendment, do so involuntarily (subject to their dissenters’ rights), the board believes that, because the shares of Series A Preferred Stock are convertible into common stock upon a Change in Control, they will have an opportunity to participate in any future growth and earnings of the Company. These shareholders also have the opportunity to liquidate their shares of common stock, at fair value, through the exercise of dissenters’ rights. Based upon the foregoing reasons, the board considered the fairness of the overall terms of the Series A Preferred Stock as a factor supporting its conclusion of fairness of the Reclassification.

Shareholders Retaining Shares of Common Stock:

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Voting Rights. Holders of our common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote, including but not limited to a proposed Change in Control of the Company and the election of directors. Because we expect that approximately 15,043 shares of our common stock will be converted to 15,043 shares of Series A Preferred Stock with limited voting rights, each shareholder retaining common stock will have his or her voting influence increased by approximately 4.4% per common share. For example, a shareholder who owned 5.0% of our common stock prior to the Reclassification will own 5.22% of our common stock after the Reclassification; an increase of 4.4% in his or her relative voting power. The board viewed this increased voting influence as a benefit to the shareholders retaining common stock.

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Junior in Priority to Series A Preferred Stock. The Series A Preferred Stock will rank senior in priority to the common stock with respect to dividend rights and rights related to the liquidation or dissolution of the Company. In the event of the liquidation or dissolution of the Company, before any payment is made to the holders of common stock, the holders of the Series A Preferred Stock will be entitled to be paid in full (on a per-share basis) an amount equal to the greater of the net book value of the Series A Preferred Stock, the amount to be paid to the common holders, or $45.00 per share. As a result, upon the liquidation or dissolution of the Company, the holders of Series A Preferred Stock will be entitled to a payment of at least $45.00 per share before any payment is made to the holders of common stock. Additionally, the holders of Series A Preferred Stock will be entitled to preference in the distribution of dividends prior to the payment of any dividends to the holders of common stock. The board viewed the liquidation and dividend preference as a disadvantage to the shareholders retaining common stock.

The board believes the subordination of the common stock to the Series A Preferred Stock is fair to the shareholders retaining common stock, because the common shareholders will continue to have unlimited voting rights.

In reaching its conclusion that the Reclassification and the Articles of Amendment are substantively fair to our unaffiliated shareholders who will receive Series A Preferred Stock and those who will retain their shares of common stock, the board did not consider the current or historical market price of our common stock, our going concern value, or the liquidation value of our assets to be material, because shareholders are not being “cashed out” in connection with the Reclassification, and shareholders receiving Series A Preferred Stock will continue to hold an equity interest in the Company and will participate equally with the holders of common stock on a Change in Control of the Company. Additionally, the board determined that the overall terms of the Series A Preferred Stock were substantively fair to all of our unaffiliated shareholders. The board determined that since the qualitative advantages and disadvantages of the terms of the Series A Preferred Stock are balanced, as compared to the rights related to our common stock, no further quantitative analysis, such as a review of the current or historical market price of our common stock, our going concern value, or the liquidation value of our assets, was necessary. For the foregoing reasons, the board also did not request or receive any reports, opinions or appraisals from any outside party relating to the value of the Series A Preferred Stock.

The board believes that the conversion of shares of the Company’s common stock into shares of Series A Preferred Stock on a one-to-one basis in the Reclassification is fair to shareholders receiving Series A Preferred Stock, because, upon a change of control of the Company, including a sale or merger of the Company, or a liquidation of the of the Company, holders of Series A Preferred Shareholders will receive the same or greater value for their shares than holders of our common stock. The board believes that any diminution in the value of the Series A Preferred Stock, compared to the common stock, that might otherwise occur due to its limited voting rights is more than offset by the increase in value of the Series A Preferred Stock compared to the common stock due to its dividend and liquidation preferences. Further, given that there is a limited market for the Company’s stock and that the most likely liquidity event for our shareholders will be a sale or merger of the Company, the board believes that the value of the Series A Preferred Stock will be, and will remain, at least equivalent to that of our common shares following the Reclassification.

The board did not consider its ability to authorize securities that rank senior to the Series A Preferred Stock in determining whether the one-to-one conversion ratio is appropriate, because such securities would also be senior to the Company’s common stock. Therefore, the board believes the board’s ability to authorize such senior securities has no bearing on whether the one-to-one conversion ratio between the Series A Preferred Stock and the common stock is appropriate.

The board also believes that, while the right of first refusal in favor of the Company may cause brief delays in transactions involving shares of Series A Preferred Stock, there will be no reduction in the value of the Series A Preferred Stock because of such brief delays. Therefore, the board believes that the addition of a right of first refusal in favor of the Company does not affect the appropriateness of the conversion ratio. Further, due to the limited market for the Company’s stock, the board believes that any negative effects of the right of first refusal on the value of the Series A Preferred Stock are likely to be mitigated because shareholders will also have the added benefit of a reliable alternative purchaser of shares of Series A Preferred Stock when such shares become subject to offers from third parties.

The board is not aware of any material contracts, negotiations or transactions, other than in conjunction with the Reclassification as described in “—Background of the Reclassification” on page 13, during the preceding two years for (1) the merger or consolidation of FMB Equibanc into or with another person or entity; (2) the sale or other transfer of all or any substantial part of the assets of FMB Equibanc; or (3) a tender offer for any outstanding shares of FMB Equibanc’s common stock.

Procedural Fairness. The board of directors, including those directors who are not employees of the Company, has approved the Reclassification and the Articles of Amendment and is seeking shareholder approval of the Reclassification contemplated by the Articles of Amendment. It will require the majority vote of those shares entitled to be cast, in order to approve the Articles of Amendment. Approval by a majority of unaffiliated shareholders is not required. The board considered such a provision unnecessary, in light of each shareholder’s right, whether affiliated or unaffiliated, to dissent from the Reclassification and obtain the fair value of his or her shares under Georgia law or, alternatively, to purchase or sell shares of common stock prior to the effective date of the Reclassification in order to receive common or Series A Preferred Stock in the transaction. The board also noted that requiring majority approval of unaffiliated shareholders would cause affiliate votes to not be counted and that the affiliates, alone, do not have the power to ensure approval of the transaction.

In addition, the board noted that shareholders who wish to increase their record holdings of common stock, in order to avoid the reclassification of their FMB Equibanc common stock into shares of Series A Preferred Stock, may do so by purchasing shares of FMB Equibanc’s common stock from other shareholders prior to the effective time of the Reclassification; however, purchasing additional shares of our common stock may be difficult, given the limited trading market for our common stock.

No unaffiliated representative, to act solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the Reclassification or preparing a report covering its fairness, was retained by FMB

Equibanc or by a majority of directors who are not employees of FMB Equibanc. Additionally, we have not made any provision in connection with the Reclassification to grant unaffiliated shareholders access to our corporate files, except as provided under the Georgia Code and our bylaws, or to obtain legal counsel or appraisal services at our expense. The board concluded that the retention of an unaffiliated shareholder representative was unnecessary, because both unaffiliated and affiliated shareholders may exercise dissenters’ rights pursuant to Georgia law. With respect to unaffiliated shareholders’ access to our corporate files, the board determined that this proxy statement, together with our other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision, with respect to the Articles of Amendment and the Reclassification. As for obtaining legal counsel or appraisal services for unaffiliated shareholders at our expense, the board did not consider these necessary or customary. In deciding not to adopt these additional procedures, the board also took into account factors such as our size and the cost of such procedures.

After consideration of the factors described above, the board of directors has determined that the Articles of Amendment and the Reclassification are procedurally fair, notwithstanding the absence of an unaffiliated shareholder approval requirement, an unaffiliated shareholder representative, and the provision of legal counsel or appraisal services at our expense, to our unaffiliated shareholders who will receive Series A Preferred Stock in the Reclassification. The board has also determined that the Articles of Amendment and the Reclassification are procedurally fair to unaffiliated shareholders who will retain their shares of common stock. Additionally, the board believes that the Articles of Amendment and the Reclassification are substantively fair to these constituencies. Finally, the board has determined that the Articles of Amendment and the Reclassification are substantively and procedurally fair to affiliated shareholders for the same reasons specified as to unaffiliated shareholders, given that the Articles of Amendment and the Reclassification do not distinguish between these groups.

Determination of Fairness by FMB Equibanc Affiliates

Our affiliates consist of our directors and executive officers:

Leonard H. Blount	William S. Hatcher
F. Wendell Brannen	Andrew C. Oliver
Gary Davis	Dwayne E. Rocker
Gerald M. Edenfield	Frank C. Rozier III
Dr. William B. Nessmith	Billy G. Tyson
Charles R. Nessmith

These affiliates are deemed to be “filing persons” for purposes of this transaction.

For each of our affiliates who voted in favor of the Articles of Amendment and the Reclassification, their purpose and reasons for engaging in the Articles of Amendment and the Reclassification, the alternatives considered, and their analyses regarding substantive and procedural fairness of the Articles of Amendment and the Reclassification to unaffiliated shareholders receiving Series A Preferred Stock and to those retaining their shares of common stock, were the same as those of the board of directors. Further, each of our affiliates who voted in favor of the Articles of Amendment and the Reclassification adopted the analyses of the board of directors with respect to these issues. Based on these factors and analyses, each of our affiliates who voted in favor of the Articles of Amendment and the Reclassification has concluded that the Articles of Amendment and the Reclassification are procedurally and substantively fair to our unaffiliated shareholders who will receive Series A Preferred Stock and to our unaffiliated shareholders who will retain their shares of common stock.

INFORMATION REGARDING THE

SPECIAL MEETING OF SHAREHOLDERS

Time and Place of Meeting

We are soliciting proxies through this proxy statement for use at a special meeting of FMB Equibanc shareholders. The special meeting will be held at ____ _.m. on [meeting date], 2007, at 201 North Main Street, Statesboro, Georgia 30458.

Record Date and Mailing Date

The close of business on [record date], 2007 is the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. We first mailed the proxy statement and the accompanying form of proxy to shareholders on or about [mail date], 2007.

Number of Shares Outstanding

As of the close of business on the record date, we had 10,000,000 shares of common stock, $1.00 par value, authorized, of which 362,600 shares were issued and outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

Proposals to be Considered

Shareholders will be asked to vote on the Articles of Amendment, which provide for the Reclassification of each share of FMB Equibanc’s common stock, held by record holders of fewer than 200 shares of FMB Equibanc’s common stock, into one share of Series A Preferred Stock, for each share of common stock they owned of record on the effective date of the Reclassification. The terms of the Articles of Amendment and the Reclassification are described, beginning on page 34. The full text of the Articles of Amendment is set forth in Appendix A. The Reclassification is designed to reduce the number of the record holders of our common stock to below 300.

Shareholders will also vote on a proposal to adjourn the special meeting to another time and date if the board of directors thinks that an adjournment is necessary to solicit additional proxies or to encourage greater attendance at the special meeting.

Dissenters’ Rights

The board of directors has resolved to grant statutory dissenters’ rights, pursuant to the provisions of Georgia Law, to those shareholders who would receive Series A Preferred Stock in the Reclassification. See “Proposal: Approval of the Articles of Amendment —Dissenters’ Rights” on page 37.

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR approval of the Articles of Amendment, FOR the adjournment of the special meeting (if necessary), and in the best judgment of the persons appointed as proxies on all other matters that are unknown to us as of a reasonable time prior to this solicitation and that are properly brought before the special meeting.

You can revoke your proxy at any time before it is voted, by delivering to FMB Equibanc’s Corporate Secretary, 201 North Main Street, Statesboro, Georgia 30458, either a written revocation of the proxy, or a duly signed proxy bearing a later date, or by attending the special meeting and voting in person.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the outstanding shares of FMB Equibanc’s common stock are represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Approval of the Articles of Amendment requires the affirmative vote of a majority of the votes entitled to be cast. On September 1, 2007, our directors and executive officers held, directly or indirectly, 51,636 shares, representing approximately 14.2% of the outstanding shares of common stock as of that date. The adjournment proposal and any other matter that may properly come before the special meeting requires that more shares be voted in favor of the matter than are voted against the matter.

Other than Mr. Edenfield, all of our directors and executive officers have indicated their intent to vote in favor of the Articles of Amendment and in favor of the adjournment proposal.

Abstentions. A shareholder who is present in person or by proxy at the special meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the special meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter. Based on the 362,600 shares outstanding as of the record date, a quorum will consist of 181,301 shares represented either in person or by proxy. This number also represents the minimum number of votes required to be cast in favor of the Articles of Amendment in order to approve them. Assuming only the minimum number of shares necessary to constitute a quorum are present in person or by proxy at the special meeting, and assuming one of those shares is subject to a proxy marked as an abstention, the proposal to approve the Articles of Amendment would not pass because it would not have received the affirmative vote of a majority of the votes entitled to be cast at the meeting. As a result, such an abstention would effectively function as a vote against approval of the Articles of Amendment, even though it would not be counted in the voting tally as such. Additionally, abstentions will not affect the outcome of any other proposal properly brought before the meeting because only a majority of the votes actually cast must be in favor of such a proposal.

Broker Non-Votes. Generally, brokers who hold shares for the accounts of beneficial owners must vote these shares as directed by the beneficial owner. If, after the broker transmits proxy materials to the beneficial owner, no voting direction is given by the beneficial owner, the broker may vote the shares in his or her own discretion, if permitted to do so by the exchange or other organization of which the broker is a member. Brokers may not vote in their own discretion with respect to the proposal to approve the Articles of Amendment. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote, with respect to a proposal for which the broker has no discretionary voting authority, does not count as a vote in favor of or against that particular proposal. Based on the same reasoning that applies to abstentions as discussed above, broker non-votes will effectively function as votes against the approval of the Articles of Amendment but will not affect the outcome of any other proposal properly brought before the meeting.

Solicitation of Proxies

Proxies are being solicited by our board of directors, and we will pay all costs for such solicitation. In addition, our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone or fax. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL: APPROVAL OF THE ARTICLES OF AMENDMENT

Description of the Articles of Amendment

Parties to the Reclassification. FMB Equibanc was incorporated in Georgia in April, 2000 to serve as the holding company for the Bank, an association organized under the laws of the State of Georgia, to conduct a general banking business in Statesboro, Georgia. As of June 30, 2007, FMB Equibanc had approximately $268,353,000 in consolidated assets, $228,355,000 in deposits and $19,406,000 in shareholders’ equity.

Structure of the Reclassification. The Articles of Amendment provide for the Reclassification of FMB Equibanc’s common stock into shares of Series A Preferred Stock. In the Reclassification, shareholders who are the record holders of fewer than 200 shares of FMB Equibanc’s common stock will receive one share of Series A Preferred Stock for each share of common stock they own on the effective date of the Reclassification. No cash will be paid to shareholders as consideration for their shares- only shares of Series A Preferred Stock will be issued. All other shares will remain outstanding and will be unaffected by the Reclassification. As a result of the Reclassification, we will no longer be required to file reports with the SEC, and our shareholders will lose the benefits of SEC registration, such as corporate and affiliate liability under the Securities Exchange Act for false or misleading statements with respect to material facts contained in our reports filed pursuant to the Securities Exchange Act and the certification of the accuracy of our financial statements by our officers. We believe, however, that the cost of maintaining such registration outweighs its benefits. See “—Termination of Securities Exchange Act Registration” below for more information.

Determination of Shares “Held of Record.” Shareholders who are the record holders of fewer than 200 shares of our common stock will receive one share of Series A Preferred Stock for each share of our common stock they own on the effective date of the Reclassification. A record holder of at least 200 shares will be unaffected. Because SEC rules require that we count “record holders” for purposes of determining our reporting obligations, the Reclassification is based on the number of shares held of record, without regard to the ultimate control or ownership of the shares.

A shareholder “of record” is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds four separate certificates (individually, as a joint tenant with someone else, as trustee, and in an IRA), those certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in “street name” on a shareholder’s behalf are held of record by the broker.

As a result, a single shareholder with at least 200 shares held in various accounts could receive Series A Preferred Stock in the Reclassification for all of his or her shares, if those accounts, individually, hold fewer than 200 shares. To avoid this, the shareholder could either consolidate his or her ownership into a single form of ownership, representing at least 200 shares, or acquire additional shares prior to the effective date of the Reclassification; however, purchasing additional shares may prove difficult, given the limited trading market for our shares. Additionally, a shareholder who holds fewer than 200 shares of common stock through a broker may be unaffected by the Reclassification, if the broker holds an aggregate of at least 200 shares.

Effect on Outstanding Stock Options. The holders of outstanding stock options issued by FMB Equibanc will continue to hold those options. The terms of the options will not be affected by the Reclassification.

Legal Effectiveness. As soon as practicable after shareholder approval, we will file the Articles of Amendment with the Georgia Secretary of State and will send a Letter of Transmittal to all record holders of FMB Equibanc’s common stock who are entitled to receive Series A Preferred Stock in the Reclassification. The Reclassification will be effective upon the filing of the Articles of Amendment with the Georgia Secretary of State. We anticipate that this will occur in the first quarter of 2008.

On the effective date of the Reclassification, each shareholder who owns fewer than 200 shares of record immediately prior to the Reclassification will not have any rights as a FMB Equibanc common shareholder and will have only the right to receive Series A Preferred Stock as provided under the Articles of Amendment.

Exchange of Stock Certificates for Series A Preferred Stock. The Letter of Transmittal will provide the means by which shareholders will surrender their FMB Equibanc’s common stock certificates and obtain the Series A Preferred Stock certificates to which they are entitled. If certificates evidencing FMB Equibanc’s common stock have been lost or destroyed, we may, in our full discretion, accept a duly executed affidavit and indemnity agreement of loss or destruction in a form satisfactory to FMB Equibanc in lieu of the lost or destroyed certificate. If a certificate is lost or destroyed, the shareholder will be required to submit, in addition to other documents, a bond or other security, satisfactory to the board, indemnifying FMB Equibanc and all other persons against any losses incurred as a consequence of the issuance of a new stock certificate. Shareholders whose certificates have been lost or destroyed should contact us as soon as possible. Additional instructions regarding lost or destroyed stock certificates will be included in the Letter of Transmittal that will be sent to shareholders after the Reclassification becomes effective.

Except as described above with respect to lost stock certificates, there will be no service charges or costs payable by shareholders in connection with the exchange of their common stock certificates for Series A Preferred Stock certificates in the Reclassification. We will bear these costs.

The Letter of Transmittal will be sent to shareholders promptly after the effective date of the Reclassification. Do not send in your common stock certificates until you have received the Letter of Transmittal. Assuming you submit your common stock certificates promptly thereafter, we expect that you will receive your Series A Preferred Stock certificates approximately four weeks after the effective date of the Reclassification.

Conditions and Regulatory Approvals. Aside from shareholder approval of the Articles of Amendment, the Reclassification is not subject to any conditions or regulatory approvals.

Termination of Securities Exchange Act Registration. Our common stock is currently registered under the Securities Exchange Act. We will be permitted to terminate our registration once we can certify that we have fewer than 300 shareholders of record. Upon the completion of the Reclassification, we will have approximately 262 shareholders of record. We intend to apply for termination of the registration of our common stock under the Securities Exchange Act as promptly as possible after the effective date of the Reclassification.

Termination of registration under the Securities Exchange Act will substantially reduce the information we are required to furnish to our shareholders and to the SEC, and would make some provisions of the Securities Exchange Act no longer applicable to us (e.g., filing annual reports on Form 10-KSB, filing quarterly reports on Form 10-QSB, and required compliance with the Sarbanes-Oxley Act). Furthermore, our affiliates may be deprived of the ability to dispose of their FMB Equibanc’s common stock under Rule 144 promulgated under the Securities Act of 1933.

We estimate that termination of registration of our common stock under the Securities Exchange Act will save the Company approximately $157,000 per year in legal and accounting fees, printing costs, management time and other expenses. See “Special Factors—Effects of the Reclassification on FMB Equibanc” on page 16.

Series A Preferred Stock Issued in Reliance on SEC Exemption. We are issuing the shares of Series A Preferred Stock without registration under the Securities Act of 1933, in reliance on an exemption under Section 3(a)(9) of the Securities Act for the exchange by a company of any security with its existing shareholders exclusively, where no commission or other remuneration is paid or given directly or indirectly for solicitation of the exchange. We believe that exemption is available to the Reclassification, because we are only issuing the Series A Preferred Stock to our holders of common stock and to no other persons or entities. Further, we are not paying any commission or other remuneration for soliciting the exchange.

Source of Funds and Expenses

We will pay all of the expenses related to the Reclassification, which we estimate will be as follows:

Legal fees	$80,000
Accounting fees	10,000
Printing and mailing costs	5,000
Miscellaneous	5,000
Total	$100,000

We intend to finance the expenses related to the Reclassification with existing working capital.

Dissenters’ Rights

Pursuant to the provisions of the Georgia Business Corporation Code (the “Georgia Code”), and the resolutions of the board of directors adopted thereunder, we will allow our shareholders, who are shareholders of record of fewer than 200 shares of our common stock, the opportunity to dissent from approval of the Articles of Amendment and to receive the fair value of their shares in cash, plus accrued interest from the effective date of the Reclassification, which we expect to be the day after the special meeting. We expect the interest rate to be at least 7% based on the current legal interest rate in Georgia. Holders of our common stock who fulfill the requirements described below, which reflect the material aspects of the Georgia Code’s dissenters’ rights statute, will be entitled to assert dissenters’ rights. Shareholders considering the initiation of a dissenters’ proceeding should review this section in its entirety. A dissenters’ proceeding may involve litigation if the Company and such dissenters cannot agree on what the fair value of the Company’s common stock was as of the effective date of the Reclassification. The earliest date that such litigation would commence is approximately [effective date + 170 days].

Preliminary Procedural Steps. Pursuant to the provisions of Article 13 of the Georgia Code, if the Articles of Amendment are consummated, you must:

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deliver to FMB Equibanc, prior to the vote at the special meeting with respect to the approval of the Articles of Amendment, written notice of your intent to demand payment for your shares of FMB Equibanc’s common stock (hereinafter referred to as “shares”). To ensure notice reaches us prior to the special meeting, we recommend that it be mailed at least one week prior to the meeting (i.e., on or before ______, 2007) or delivered to us in person before the meeting convenes. The notice should be signed by the registered holder to whom the proxy statement was addressed. If you have any questions about this process, including whether you can exercise dissenters’ rights based on your current ownership of our securities, please contact our President and Chief Executive Officer, Charles R. Nessmith, at (912) 489-2600;

•	not vote in favor of the Articles of Amendment;

•	not acquire additional shares of our common stock prior to the effective date of the Reclassification that would cause you to become a record holder of 200 or more shares of our common stock;

•	comply with the statutory requirements summarized below;

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we plan to determine the fair value of our common stock with the assistance of an independent appraiser. We anticipate that this independent appraiser would calculate fair value based on a combination of methods, including analyses of the trading multiples (price to book value, price to trailing 12-month core earnings and core deposit premium) of comparable public companies; the implied transaction multiples for recent mergers and acquisitions involving southeastern banks with similar asset size; the recent trading history and volume for our common stock; and a terminal value analysis to determine a current range of fair value of our common stock based on the Company’s future earnings.

If you wish to assert dissenters’ rights, you:

•

may do so only if you are the shareholder of record of fewer than 200 shares of FMB Equibanc’s common stock and only with respect to such shares (please contact our President and Chief Executive Officer, Charles R. Nessmith, at (912) 489-2600 if you are unsure whether you may exercise dissenters’ rights based on your current ownership);

•

may assert dissenters’ rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify

FMB Equibanc in writing of the name and address of each person on whose behalf you are asserting dissenters’ rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder’s other shares were registered in the names of different shareholders; and

•	will receive the fair value of your shares, as of the effective date of the Reclassification.

Written Dissent Demand. Voting against the Articles of Amendment will not satisfy the written demand requirement. In addition to not voting in favor of the Articles of Amendment, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the Reclassification is effected. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of the Articles of Amendment and will not be entitled to assert dissenters’ rights.

Any written objection to the Articles of Amendment satisfying the requirements discussed above should be addressed to the Corporate Secretary, FMB Equibanc, Inc., 201 North Main Street, Statesboro, Georgia 30458.

If our shareholders approve the Articles of Amendment at the special meeting, FMB Equibanc must deliver a written dissenters’ notice (the “Dissenters’ Notice”) to all of our shareholders who satisfy the foregoing requirements. The Dissenters’ Notice must be sent within ten (10) days after the effective date of the Reclassification and must:

•	state where dissenting shareholders should send the demand for payment;

•	state where and when dissenting shareholders should deposit certificates for the shares;

•	inform holders of uncertificated shares to what extent the transfer of these shares will be restricted after the demand for payment is received;

•	set a date by which FMB Equibanc must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters’ Notice is delivered); and

•	be accompanied by a copy of Article 13 of the Georgia Code.

A record shareholder who receives the Dissenters’ Notice must demand payment and deposit his or her certificates with FMB Equibanc in accordance with the Dissenters’ Notice. Dissenting shareholders will retain all of the rights of a shareholder until those rights are cancelled or modified by the consummation of the Reclassification. A record shareholder who does not demand payment or deposit his or her share certificates as required by the dates set forth in the Dissenters’ Notice is not entitled to payment for his or her shares under Article 13 of the Georgia Code.

Except as described below, FMB Equibanc must, within ten (10) days of the later of the effective date of the Reclassification or receipt of a payment demand, offer to pay to each dissenting shareholder who complied with the payment demand and deposit requirements described above the amount we estimate to be the fair value of the shares, plus accrued interest from the effective date of the Reclassification. Our offer of payment must be accompanied by:

•	recent financial statements of FMB Equibanc;

•	our estimate of the fair value of the shares;

•	an explanation of how the interest was calculated;

•	a statement of the dissenter’s right to demand payment under Section 14-2-1327 of the Georgia Code; and

•	a copy of Article 13 of the Georgia Code.

If the dissenting shareholder accepts FMB Equibanc’s offer by written notice within 30 days after FMB Equibanc makes the offer, we must pay for the shares within 60 days after the later of the making of the offer or the effective date of the Reclassification.

If the Reclassification is not consummated within 60 days after the date set forth demanding payment and depositing share certificates, we must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. We must send a new Dissenters’ Notice if the Reclassification is consummated after the return of certificates and repeat the payment demand procedure described above.

Section 14-2-1327 of the Georgia Code provides that a dissenting shareholder may notify us in writing of his or her own estimate of the fair value of such holder’s shares and the interest due, and may demand payment of such holder’s estimate, if:

•	he or she believes that the amount offered by us is less than the fair value of his or her shares or that FMB Equibanc has calculated incorrectly the interest due; or

•

FMB Equibanc, having failed to consummate the Reclassification, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

A dissenting shareholder waives his or her right to demand payment under Section 14-2-1327 of the Georgia Code unless he or she notifies the Company of his or her demand in writing within 30 days after we make or offer payment for the dissenting shareholder’s shares. If we do not offer payment within ten (10) days of the latter of the Reclassification’s effective date or the receipt of a payment demand, then the shareholder may demand the financial statements and other information required to accompany FMB Equibanc’s payment offer, and we must provide such information within ten (10) days after receipt of the written demand. The shareholder may notify FMB Equibanc of his or her own estimate of the fair value of the shares and the amount of interest due, and may demand payment of that estimate.

Litigation. If a demand for payment under Section 14-2-1327 of the Georgia Code remains unsettled, we must commence a nonjury equity valuation proceeding in the Superior Court of Bullock County, Georgia, within 60 days after receiving the payment demand, and must petition the court to determine the fair value of the shares and accrued interest. If we do not commence the proceeding within those 60 days, the Georgia Code requires us to pay each dissenting shareholder whose demand remains unsettled the amount demanded. FMB Equibanc is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder’s shares plus interest to the date of judgment.

The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against FMB Equibanc, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327. The court also may assess the fees and expenses of attorneys and experts for the respective parties against FMB Equibanc if the court finds we did not substantially comply with the requirements of specified provisions of Article 13 of the Georgia Code, or against either FMB Equibanc or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13 of the Georgia Code.

If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against FMB Equibanc, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters’ rights may be brought more than three years after the effective date of the Reclassification, regardless of whether notice of the Articles of Amendment and of the right to dissent were given by FMB Equibanc in compliance with the Dissenters’ Notice and payment offer requirements.

If you intend to dissent from approval of the Articles of Amendment, you should review carefully the text of Appendix B. We will not give you any further notice of the events giving rise to dissenters’ rights or any steps associated with perfecting dissenters’ rights, except as indicated above or otherwise required by law.

We have not made any provision to grant you access to any of the corporate files of FMB Equibanc, except as may be required by the Georgia Code, or to obtain legal counsel or appraisal services at the expense of FMB Equibanc.

Any dissenting shareholder who perfects his or her right to be paid the “fair value” of his or her shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See “Special Factors—Federal Income Tax Consequences of the Reclassification” on page 22.

Timeline. The following timeline summarizes the deadlines for the principal actions relating to the exercise of dissenters’ rights. See Appendix B for additional detail.

Dissenters’ Rights Probable Deadlines	Action
Meeting Date	Dissenting shareholder must have delivered a written Notice of Intent to Demand Payment for shares to the Company and must not vote in favor of the Articles of Amendment.

Within 10 days following Effective Date of Reclassification	Dissenters’ Notice must be sent by the Company.

30-60 days after date of Dissenters’ Notice	Demand for Payment and shares for deposit must be received by the Company.

Dissenters’ Rights Probable Deadlines	Action
Within 10 days after receipt of Demand for Payment	The Company will make an Offer of Payment to dissenting shareholder.

If the dissenting shareholder accepts the Offer of Payment:

Within 60 days after the Offer of Payment	The Company pays the offered amount to the dissenting shareholder.

If the dissenting shareholder rejects the Offer of Payment:

30 days after Offer of Payment	Dissenting shareholder must return a written estimate of the fair value to the Company.

If the Company and the dissenting shareholder do not agree on fair value:

Within 60 days after receipt of dissenters’ estimate of fair value	The Company will initiate a court proceeding for determination of fair value.

INFORMATION ABOUT FMB EQUIBANC AND ITS AFFILIATES

Directors and Executive Officers

The following table sets forth for each director and executive officer of the Company: (1) the person’s name and age at December 31, 2006; (2) the year he was first elected as a director of the Company; (3) his position(s) with the Company, other than as a director; and his other business experience for the past five years.

Name (Age)	Director Since	Position with the Company And Business Experience
Charles R. Nessmith (59)	2000	Mr. Nessmith has served as President and Chief Executive Officer of the Company and of the Bank since February 2002, and as a director of the Company since its organization in April 2000. From the organization of the Company until February 2002, Mr. Nessmith also served as Executive Vice President of the Company. From 1995 until February 2002, Mr. Nessmith served as Executive Vice President and Chief Loan Officer of the Bank and has served as a director of the Bank since 1995.

Leonard H. Blount (53)	2000	Mr. Blount currently serves as the managing partner of Village Park MSB, LLC, a real estate development partnership. From October 2001 until April 2005, Mr. Blount served as Vice President of HPS/Paradigm, Inc., a health insurance administration company.

F. Wendell Brannen (61)	2000	Mr. Brannen is a farm supply dealer in Statesboro, Georgia, and has held this position for more than five years.

William B. Nessmith (63)	2004	Dr. Nessmith is a veterinarian in Statesboro, Georgia and has held that position for more than five years.

Gary Davis (56)	2007	Mr. Davis is a Certified Public Accountant and owner of several Subway restaurant franchises.

Gerald M. Edenfield (61)	2000	Mr. Edenfield is a partner in the law firm of Edenfield, Cox, Bruce & Classens in Statesboro, Georgia, general counsel for the Company and the Bank. Mr. Edenfield has been a partner in this law firm for more than five years.

William S. Hatcher (67)	2002	Mr. Hatcher is the President of Hatcher Enterprises of Statesboro, Georgia, which owns and operates several Hallmark Gold Crown stores in Georgia and north Florida, and has held that position for more than five years.

Andrew C. Oliver (43)	2004	Since 1999, Mr. Oliver has served as President of A. M. Braswell Food Company, Inc., a manufacturer of specialty condiments and preserves, in Statesboro, Georgia.

Frank C. Rozier, III (61)	2000	Mr. Rozier is the President of Rozier Ford-Lincoln-Mercury in Statesboro, Georgia, and has held this position for more than five years.

Billy G. Tyson (71)	2000	Before retiring in 1995, Mr. Tyson served as President of the Bank.

Non-director Executive Officer

Dwayne E. Rocker (42)		Mr. Rocker is the Chief Financial Officer of the Bank and the Secretary of the Company and the Bank.

During the past five years, none of the above-named persons have been convicted in a criminal proceeding or have been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

Stock Ownership by Affiliates

The following table sets forth the number of shares of FMB Equibanc’s common stock that, as of September 1, 2007, were beneficially owned by (a) each officer and each director of the Company and (b) all executive officers and directors, as a group. The information shown below is based upon information furnished to the Company by the named persons. Unless otherwise indicated, each person is the record owner and has sole voting and investment power with respect to his or her shares. Additionally, the address of each person is 201 North Main Street, Statesboro, Georgia 30458.

Information relating to beneficial ownership of the Company is based upon “beneficial ownership” concepts set forth in the rules promulgated under the Securities Exchange Act. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of a security, or “investment power” which includes the power to dispose or to direct the disposition of a security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percent of Outstanding Shares
Directors
Leonard H. Blount	15,498		4.3
F. Wendell Brannen	2,585		*
Gary Davis	0		*
Gerald M. Edenfield	6,505	(2)	1.8
William S. Hatcher	2,241	(3)	*
Charles R. Nessmith	6,502	(4)	1.8
Dr. William B. Nessmith	425	(5)	*

Andrew C. Oliver	1,115		*
Dwayne E. Rocker	50		*
Frank C. Rozier, III	6,800	(6)	1.9
Billy G. Tyson	15,915	(7)	4.4

All directors and executive officers as a group (11 Persons)	57,636		15.6

*	Less than 1%

(1)	The information contained in this table with respect to the Company common stock ownership reflects “beneficial ownership” as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)	Consists of 4,520 shares owned by Mr. Edenfield, 660 shares owned by Mr. Edenfield as custodian for his children, 625 shares owned by Mr. Edenfield’s wife and 700 shares owned by E & C Group LLC.

(3)	Shares owned jointly by Mr. Hatcher and his wife, with whom he shares voting and investment power.

(4)	Includes 6,000 shares of common stock issuable pursuant to options exercisable within 60 days of September 1, 2007 and 502 shares owned jointly by Mr. Nessmith and his wife, with whom he shares voting power and investment power.

(5)	Shares owned jointly by Dr. Nessmith and his wife, with whom he shares voting and investment power.

(6)	Consists of 5,800 shares owned by Mr. Rozier and 1,000 shares owned by his wife.

(7)	Shares owned jointly by Mr. Tyson and his wife, with whom he shares voting power and investment power.

Recent Affiliate Transactions in FMB Equibanc Stock

There have been no purchases of our common stock by the filing persons during the past 60 days. The Company has never repurchased any of its outstanding shares of common stock.

Related Party Transactions

Our directors, officers and their affiliates, including members of their families or businesses and other organizations with which they are associated, have banking and other transactions in the ordinary course of business with the Bank. It is the policy of the Bank that any loans or other transactions with those persons or entities (a) are made in accordance with applicable law and the Bank’s lending policies, (b) are made on substantially the same terms, including price, interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated parties of similar standing, and (c) do not involve more than the normal risk of collectibility or present other unfavorable features to the Company and the Bank. In addition, all future transactions with our directors, officers and their affiliates are intended to be on terms no less favorable than could be obtained from an unaffiliated third party, and must be approved by a majority of our directors, including a majority of the directors who do not have an interest in the transaction.

As a result of the Reclassification, our affiliates will receive enhanced voting influence, as described above under “—Recommendation of the Board of Directors; Fairness of the Reclassification—Shareholders Retaining Shares of Common Stock.” We will also no longer be obligated to disclose transactions between us and affiliates, such as those described above. These factors combined could lead to general increases in the number and dollar value of related party transactions. Other than as described elsewhere in this proxy statement, our affiliates have no economic or other interests which differ from the interests of our unaffiliated shareholders in the Reclassification. Our officers and directors will not receive any additional compensation or benefits as a result of the Reclassification, nor will any agreements with our executives be significantly altered following the Reclassification.

Market for Common Stock and Dividends

There is currently no established market for the Company’s common stock, and an active trading market is not likely to develop. The Company does not have any plans to list its common stock on any stock exchange or on the over-the-counter market. As a result, investors who need or wish to dispose of all or any part of their common stock may be unable to do so except in private, directly negotiated sales.

The principal source of the Company’s cash flow, including cash flow to pay dividends to its shareholders, is dividends that the Bank pays to the Company as its sole shareholder. Statutory and regulatory limitations will apply to the Bank’s payment of dividends to the Company, as well as to the Company’s payment of dividends to its shareholders.

The Company has paid the following dividends on its common stock on a per share basis in the two years preceding the date of this proxy statement:

2007 Dividends
Third quarter	$0.25
Second quarter	$0.25
First quarter	$0.25

2006 Dividends
Fourth quarter	$0.23.5
Third quarter	$0.23.5
Second quarter	$0.23.5
First quarter	$0.23.5

2005 Dividend
Fourth quarter	$0.16.5

Description of Common Stock

Common Stock. We are authorized by our articles of incorporation to issue 10,000,000 shares of common stock, par value, $1.00 per share. As of the record date, we had 362,600 shares of common stock issued and outstanding and held by approximately 492 shareholders of record.

All shares of common stock are entitled to share equally in dividends from funds legally available therefor, when, as and if declared by the board of directors, and upon liquidation or dissolution of the corporation, whether voluntary or involuntary, to share equally in the assets of the corporation available for distribution to shareholders. Each holder of common stock is entitled to one vote for each share on all matters submitted to the shareholders.

There is no redemption right, sinking fund provision, or right of conversion in existence with respect to the common stock. Our articles of incorporation do not provide for preemptive rights to acquire additional shares of common stock when issued. All of the outstanding shares of common stock are fully paid and non-assessable.

Protective Provisions

General. The Georgia Code and the Company’s articles of incorporation and bylaws govern shareholders’ rights and related matters. The Company’s articles of incorporation and bylaws contain several provisions, which are summarized below, that may have an “anti-takeover” effect in that they could prevent an acquisition of the Company unless a potential acquiror has obtained the prior approval of the board of directors of the Company. These provisions may make it more difficult for the Company’s shareholders to replace the board of directors or management, which may tend to perpetuate the incumbent board.

Preferred Stock. The existence of preferred stock could impede a takeover of the Company without the approval of its board of directors. This is because the board of directors could issue shares of preferred stock to persons friendly to current management, which could render more difficult or discourage any attempt to gain control of the Company through a proxy contest, tender offer, merger or otherwise. In addition, the issuance of shares of preferred stock with voting rights may adversely affect the rights of the holders of common stock and, in certain circumstances, could decrease the market price of the common stock.

Consideration of FMB Equibanc Constituencies. The Company’s articles of incorporation provide that the board of directors shall consider (1) the social and economic effects on the employees, customers, shareholders and other constituents of the Company, and on the communities within which we operate (it being understood that any subsidiary bank of the Company is charged with providing support to and being involved in the communities it serves); and (2) the consideration being offered by the other party in relation to the then-current market price of the Company’s stock and the then-current value of the Company in a freely negotiated transaction and in relation to the board of directors’ then-estimate of the future value of the Company as an independent entity when evaluating any offer of another party:

•	to make a tender offer or exchange offer for any equity security of the Company;

•	to merge or effect a share exchange or similar transaction with the Company; or

•	to purchase or otherwise acquire all or substantially all of the properties and assets of the Company.

Classified Board of Directors. The Company’s articles of incorporation provide that our board of directors will be divided into three classes. Our directors will serve staggered terms, meaning that one-third of our directors will be elected each year at our annual meeting. As a result, unless the existing directors were to resign, it would take at least two annual meetings of shareholders to replace a majority of our directors.

Indemnification

The Company’s bylaws contain indemnification provisions which provide that directors will be indemnified against expenses that they actually and reasonably incur if they are successful on the merits of a claim or proceeding to which the director was made a party because he or she was a director of the Company.

When a case or dispute is settled or otherwise not determined on its merits, the indemnification provisions provide that the Company will indemnify directors when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director conducted himself of herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that such conduct was in the best interests of the Company, and in all other cases, that such conduct was at least not opposed to the best interests of the Company and, in case of a criminal action, if the director had no reasonable cause to believe his or her conduct was unlawful. The Company’s board of directors, its shareholders, or independent legal counsel determines whether the director has met the applicable standard of conduct in each specific case.

The Company’s bylaws also provide that the indemnification rights contained in the bylaws do not exclude other indemnification rights to which a director may be entitled under any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote. The Company can also provide for greater indemnification than is provided in the articles of incorporation and bylaws if it chooses to do so, subject to approval by its shareholders. The Company cannot, however, indemnify a director for liability arising out of circumstances that would cause the director to remain liable for his or her actions as described under “—Limitation of Liability” below.

The indemnification provisions of the bylaws specifically provide that the Company may purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee or agent of the Company against any liability asserted against and incurred by him or her in his or her capacity as a director, officer, employee or agent, whether or not the Company would have had the power to indemnify against the liability.

The Company is not aware of any pending or threatened action, suit or proceeding involving any of its insiders for which indemnification from the Company may be sought.

Limitation of Liability

Article XI of the Company’s articles of incorporation eliminates, with some exceptions, the potential personal liability of a director for monetary damages to the Company and to its shareholders for breach of a duty as a director. There is no elimination of liability for the following:

•	a breach of duty involving appropriation of a business opportunity of the Company;

•	an act or omission involving intentional misconduct or a knowing violation of law;

•	a transaction from which the director derives an improper personal benefit; or

•	any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Code.

Article XI does not eliminate or limit the right of the Company or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

The Georgia Code allows Georgia corporations to include in their articles of incorporation a provision eliminating or limiting the liability of directors, except in the circumstances described above. As a result, the Company included Article XI in its articles of incorporation to encourage qualified individuals to serve and remain as directors of the Company. While the Company has not experienced any problems in locating directors, it could experience difficulty in the future as its business activities increase and diversify. The Company also adopted Article XI to enhance its ability to secure liability insurance for its directors at a reasonable cost. The board of directors believes that Article XI will enable the Company to secure this insurance on terms more favorable than if it were not included in the articles of incorporation.

Terms of the Series A Preferred Stock

General. The shares of Series A Preferred Stock to be issued in the Reclassification will be fully paid and nonassessable shares of Series A Preferred Stock.

Dividend Rights. Holders of Series A Preferred Stock are entitled to a preference in the distribution of dividends, when and if declared and paid by FMB Equibanc, so that holders of the Series A Preferred Stock are entitled to receive dividends in an amount not less than 110% of those paid on our common stock prior to the receipt of dividends by the holders of common stock. FMB Equibanc is not required to pay any dividends on the Series A Preferred Stock, and has the right to waive the declaration or payment of dividends. Any dividends waived by FMB Equibanc will not accumulate to future periods and will not represent a contingent liability of FMB Equibanc.

Rank. The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, ranks senior to the common stock and to all other classes and series of equity securities of the Company, other than any classes or series of equity securities that the Company subsequently issued ranking on a parity with, or senior to the Series A Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding-up of the Company. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of Series A Preferred Stock and equity securities designated by the board of directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.

Perpetual Preferred Stock. The Series A Preferred Stock is referred to as perpetual stock which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

Voting Rights. Unlike the common stock, the Series A Preferred Stock will not have voting rights except under very limited circumstances. Holders of Series A Preferred Stock are entitled to vote only upon proposals for a Change in Control of the Company and upon which holders of our common stock are entitled to vote. For those matters on which holders of Series A Preferred Stock are entitled to vote, such holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of FMB Equibanc. When voting on a proposed Change in Control, the holders of Series A Preferred Stock vote together with the holders of common stock and not as a separate class.

Conversion Rights. The shares of Series A Preferred Stock automatically convert to shares of common stock upon a Change in Control, with each share of Series A Preferred Stock convertible into one share of common stock.

Liquidation Rights. Holders of Series A Preferred Stock are entitled to a preference in the distribution of assets of FMB Equibanc in the event of any liquidation, dissolution or winding-up of FMB Equibanc, whether voluntary or involuntary, equal to the greater of the book value per share, the amount per share to be paid to common shareholders, or $45.00 per share.

Preemptive Rights. Holders of Series A Preferred Stock do not have any preemptive rights to purchase any additional shares of Series A Preferred Stock or shares of any other class of capital stock of FMB Equibanc that may be issued in the future.

Redemption Rights. Holders of Series A Preferred Stock have no right to require that we redeem their shares.

Right of First Refusal. The Company will have the right to repurchase shares of Series A Preferred Stock that become subject to a proposed sale or transfer to a third party. Upon notice from a preferred shareholder, the Company will have five business days to exercise its right of first refusal and repurchase the shares of Series A Preferred Stock, upon the same terms as the proposed sale or transfer. If the Company does not exercise its right of first refusal, the preferred shareholder may sell and transfer his or her Series A Preferred Stock to the third party.

Antidilution Adjustments. If the number of our outstanding shares of common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split up, combination of shares or stock dividend, an appropriate adjustment shall be made by the board of directors in the number and relative terms of the Series A Preferred Stock.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following historical financial data is derived from, and qualified by reference to, our Consolidated Financial Statements and the Notes thereto included in our Annual Report on Form 10-KSB for the year ended December 31, 2006 and our Quarterly Report on Form 10-QSB for the six months ended June 30, 2007. You should read the selected financial data set forth below in conjunction with the foregoing financial statements and notes and in the context of “Management’s Discussion and Analysis of Financial Condition or Plan of Operation” included in the reports listed above. The portions of our annual and quarterly reports described above are attached as Appendices C and D to this proxy statement.

	As of and for the six months ended June 30, 2007	As of and for the year ended December 31, 2006
(In thousands, except per share amounts)
Net interest income	$4,742	$8,588
Provision for loan losses	420	432
Other income	1,275	2,763
Other expense	3,214	6,310
Income taxes	880	1,699

Net income	$1,503	$2,910

PER COMMON SHARE
Basic earnings per share	$4.15	$8.03
Diluted earnings per share	$4.10	$7.94
Cash dividends declared	$0.50	$0.94
Book value	$53.52	$49.89
AT PERIOD END
Loans, net	$222,170	$207,757
Earning assets	$253,091	$234,910
Assets	$268,353	$251,761
Deposits	$228,355	$207,021
Shareholders’ equity	$19,406	$18,091
Common stock outstanding	362,600	362,600
AVERAGE BALANCES
Loans, net	$216,849	$186,326
Earning assets	$250,172	$211,131
Assets	$262,658	$222,281
Deposits	$219,883	$182,857
Shareholders’ equity	$19,083	$16,993
Weighted average shares outstanding	362,600	362,600
Ratio of earnings to fixed charges	1.47x	1.62x

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheet as of June 30, 2007 (the “Pro Forma Balance Sheet”), and the unaudited pro forma consolidated statements of income for the year ended December 31, 2006, and for the six months ended June 30, 2007 (collectively, the “Pro Forma Statements of Income”), show the pro forma effect of the Reclassification. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the Reclassification occurred at June 30, 2007, while the pro forma adjustments to the Pro Forma Statements of Income are computed as if the Reclassification were consummated on January 1, 2006, the earliest period presented. The following financial statements do not reflect any anticipated cost savings that may be realized by FMB Equibanc after consummation of the Reclassification.

The pro forma information does not purport to represent what our results of operations actually would have been if the Reclassification had occurred on January 1, 2006.

FMB EQUIBANC, INC.

Pro Forma Consolidated Balance Sheet

June 30, 2007

(Dollars in thousands, except per share data)

(Unaudited)

	FMB Equibanc Historical		Pro Forma Adjustments		Pro Forma Combined
			Debit	Credit
ASSETS
Cash and due from banks	$5,120	(2)		100	$5,020
Interest bearing deposits with banks	2,753				2,753
Federal funds sold	16,314				16,314
Securities available for sale	10,693				10,693
Restricted equity securities	1,161				1,161
Loans, net	222,170				222,170
Premises and equipment	4,622				4,622
Other assets	5,277				5,277
Other real estate	243				243

Total assets	$268,353				$268,253

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$31,866				$31,866
Interest bearing	196,489				196,489

Total deposits	228,355				228,355

Other borrowings	14,665				14,665
Guaranteed preferred beneficial interest in junior subordinated debentures	4,124				4,124
Other liabilities	1,803				1,803

Total liabilities	$248,947				$248,947

Series A Preferred Stock	—	(1)		15	15
Common stock	362	(1)	15		347
Additional paid-in capital	3,076				3,076
Retained Earnings	16,023		100		15,923
Accumulated other comprehensive loss	(55)				(55)

Total shareholders’ equity	19,406				19,306

Total liabilities and equity	$268,353				$268,253

(1)	Assumes the issuance of 15,043 shares of Series A Preferred Stock, issued in exchange for 15,043 shares of common stock

(2)	Cost of the transaction including $100,000 in filing, legal and other fees

Shares outstanding (common and preferred)	362,600	362,600
Book value per common-equivalent share	$53.52	$53.24
Book value per common share	$53.52	$55.50

See accompanying notes to pro forma consolidated financial statements.

FMB EQUIBANC, INC.

Pro Forma Condensed Consolidated Statement of Income

For the Six months ended June 30, 2007

(Dollars in thousands, except per share data)

(Unaudited)

	FMB Equibanc Historical		Pro Forma Adjustments	Pro Forma
Interest income	$9,856			$9,856
Interest expense	5,114			5,114

Net interest income	4,742			4,742
Provision for loan losses	420			420
Other income	1,275			1,275
Other expense	3,214			3,214
Income before taxes	2,383			2,383
Income before income taxes	880			880

Net Income	$1,503			$1,503

The proposed transaction would not have an effect on the historical statement of income of the Company as all transaction costs would be financed with existing non-interest bearing cash
Basic earnings per share	$4.15			$4.30
Diluted earnings per share	$4.10			$4.10
Ratio of earnings to fixed charges	1.47	x		1.46	x

See accompanying notes to pro forma consolidated financial statements.

FMB EQUIBANC, INC.

Pro Forma Consolidated Statement of Income

For the Year Ended December 31, 2006

(Dollars in thousands, except per share data)

(Unaudited)

	FMB Equibanc Historical		Pro Forma Adjustments	Pro Forma
Interest income	$15,998			$15,998
Interest expense	7,410			7,410

Net interest income	8,588			8,588
Provision for loan losses	432			432
Other income	2,763			2,763
Other expense	6,310			6,310
Income before income taxes	4,609			4,609
Income tax expense	1,699			1,699

Net income	$2,910			$2,910

The proposed transaction would not have an effect on the historical statement of income of the Company as all transaction costs would be financed with existing non-interest bearing cash
Basic earnings per share	$8.03			$8.33

Diluted earnings per share	$7.94			$7.94
Ratio of earnings to fixed charges	1.62	x		1.62	x

See accompanying notes to pro forma consolidated financial statements.

FMB EQUIBANC, INC.

Notes to Consolidated Pro Forma Financial Statements

(1)	The unaudited pro forma consolidated balance sheet as of June 30, 2007 and consolidated statements of income for the year ended December 31, 2006 and for the six months ended June 30, 2007 have been prepared based on the historical consolidated balance sheets and statements of income, which give effect to the Reclassification as if it had occurred on the earliest date presented.

(2)	In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are of a normal and recurring nature.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Copies of these reports and other information may be inspected and copied at the SEC’s public reference facility located at 100 F Street, NE, Room 1580, Washington, DC 20549, telephone (202) 551-8090. Copies of these reports and other information can also be obtained by mail at prescribed rates from the SEC at the address provided above, via telephone at 1-800-SEC-0330, or via the SEC’s website at www.sec.gov.

We have filed a Schedule 13E-3 under the Securities Exchange Act in connection with the Reclassification. This proxy statement does not contain all the information contained in the Schedule 13E-3 because certain portions have been omitted in accordance with SEC rules and regulations. The Schedule 13E-3 is available at the SEC for inspection and copying as described above.

Other Matters

The board of directors of the Company knows of no other matters that may be brought before the special meeting. If any other matter or matters incidental to Reclassification should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders. If you cannot be present in person at the special meeting, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

[mail date], 2007

APPENDIX A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

FMB EQUIBANC, INC.

(An amendment and addendum to Article III.B. and a new Article XIV)

I.

The name of the Corporation is FMB Equibanc, Inc.

II.

Article III of the Articles of Incorporation of the Corporation is hereby amended, as an amendment and addendum to Article III.B. thereof, to incorporate therein the designation of the rights, privileges, preferences, and limitations of the Series A Preferred Stock, as set forth in Attachment I to these Articles of Amendment.

III.

The designation, rights, preferences, and limitations pertaining to the Series A Preferred Stock, set forth in Attachment I hereto, were duly adopted by the Board of Directors of the Corporation, on and as of September 19, 2007, pursuant to authority conferred upon the Board of Directors by the Bylaws of the Corporation, by the Articles of Incorporation of the Corporation, which authorize the issuance of up to 1,000,000 Shares of Preferred Stock, and by Section 14-2-602 of the Georgia Business Corporation Code.

IV.

Effective the date hereof, the following Article XIV shall be added to the Articles of Incorporation of the Corporation:

“XIV

Upon the filing of these Articles of Amendment, each share of the Corporation’s common stock outstanding immediately prior to such filing owned by a shareholder who is the record holder of fewer than 200 shares of such common stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holder thereof, hereafter be reclassified as Series A Preferred Stock, on the basis of one share of Series A Preferred Stock for each share of common stock so reclassified, which shares of Series A Preferred Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable. Each share of common stock outstanding immediately prior to the filing of these Articles of Amendment owned by a shareholder who is the record holder of 200 or more shares of common stock shall not be reclassified and shall continue in existence as a share of common stock.”

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be the Articles of Incorporation to be signed by its duly authorized officer, this ____ day of ___________ 2007.

FMB EQUIBANC, INC.

By:	Charles R. Nessmith
President and Chief Executive Officer

FMB EQUIBANC, INC.

Attachment I

To

Articles of Amendment

SERIES A PREFERRED STOCK

Relative Rights and Preferences and Other Terms

As Designated By the Board of Directors

1. Designation and Initial Number. The class of shares of Preferred Stock hereby authorized shall be designated the “Series A Preferred Stock.” As used hereinafter, the term “Preferred Stock,” without other designation, shall include the Series A Preferred Stock. The initial number of authorized shares of the Preferred Stock shall be 100,000 shares.

2. Rank. The Series A Preferred Stock, with respect to dividend rights and rights of liquidation, dissolution or winding up of the corporation, ranks senior to the Common Stock and all of the classes and series of equity securities of the corporation, other than any classes or series of equity securities of the corporation subsequently issued ranking on a parity with, or senior to, the Series A Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding up of the corporation. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other classes or series of Preferred Stock and equity securities of the corporation designated by the Board of Directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by the corporation, including notes and debentures.

3. Voting Rights. Except as provided by law, the holders of the Series A Preferred Stock shall have limited voting rights, and shall be entitled to vote only upon any proposal for a consolidation or merger of the corporation, a share exchange, or a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety (collectively, a “Change of Control”). On those matters in which the holders of Series A Preferred Stock are entitled to vote, the holders shall have the right to one vote for each share of Series A Preferred Stock, and shall be entitled to receive notice of any shareholders meeting held to act upon such matters, in accordance with the Bylaws of the corporation, and shall be entitled to vote in such manner as provided by law. Except as provided by law, the holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class, and not as a separate class.

4. Dividend Rights. The holders of shares of Series A Preferred Stock shall be entitled to a preference in the distribution of dividends, when and as declared by the Board of Directors, and shall receive out of any assets of the corporation legally available therefore, dividends in a per-share amount not less than 110% of those paid on the shares of Common Stock prior to the payment of any dividends to the holders of the Common Stock. The shares of Series A Preferred Stock shall be non-cumulative with respect to dividends, and the corporation shall have the right to waive the declaration of payment of dividends. Any dividends waived by the corporation shall not accumulate to future periods and shall not represent a contingent liability of the corporation.

5. Redemption Rights. None.

6. Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Series A Preferred Stock shall be entitled to be paid in full (on a per-share basis) the greater of the net book value of the shares of Series A Preferred Stock, as determined under generally accepted accounting principals, the amount to be paid to the holders of Common Stock, or the sum of $45.00 per share. To the extent such payment shall have been made in full to the holders of the Series A Preferred Stock, all other series of Preferred Stock and any parity stock, the remaining assets and funds of the corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If upon liquidation, dissolution or winding up, the amounts so payable are not paid in full to the holders of all outstanding shares of Series A Preferred Stock, and all other shares on a parity with the Series A Preferred Stock, then the holders of Series A Preferred Stock and all other shares on a parity with the Series A

Preferred Stock, shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither a Change of Control nor any purchase or redemption of stock of the corporation, of any class, shall be deemed to be a liquidation, dissolution or winding up of the corporation, within the meaning of the provisions of this Section 6.

7. Convertibility. The Series A Preferred Stock shall automatically convert into shares of the corporation’s Common Stock, on the basis of one share of Common Stock for each share of Series A Preferred Stock, immediately prior to the closing of a Change of Control; provided, however, that such conversion shall be conditioned upon the closing of any such Change of Control, and the holder entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall be deemed to have converted such shares of Series A Preferred Stock immediately prior to the closing of such Change of Control. If the shares of Series A Preferred Stock shall be converted into Common Stock pursuant to this Section 7, the shares which are converted shall be cancelled and shall not be issuable by the corporation thereafter.

8. Antidilution Adjustments. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the corporation or of any other corporation by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares, or stock dividend, appropriate adjustment shall be made by the Board of Directors of the corporation in the number, and relative terms, of the shares of Series A Preferred Stock.

9. Right of First Refusal. Prior to transferring or selling shares of Series A Preferred Stock, a Series A Preferred shareholder must notify the Corporation in writing of the terms of any such proposed transfer or sale, including the terms of any proposed transfer or offer to purchase or to sell such shares, which written notice shall describe the name of the transferee(s) or purchaser(s), the purchase price per share (if applicable), the proposed date of purchase or transfer and such other information as the Corporation may reasonably require. After receiving notice of any proposed transfer or sale of shares of Series A Preferred Stock, the Corporation shall have five business days, either, to request additional information regarding the transfer or sale or to immediately exercise its right of first refusal and repurchase the shares of Series A Preferred Stock that are subject to the proposed transfer or sale, upon the same terms as such proposed transfer or sale. If the Corporation does not exercise its right of first refusal within five business days after the later to occur of (i) the receipt of written notice by the Corporation or (ii) the receipt of additional information requested by the Corporation regarding the proposed transfer or sale, the shareholder may consummate the transfer or sale of the shares of Series A Preferred Stock to the proposed transferee(s) or purchaser(s), upon the terms of the proposed transfer or offer, as described to the Corporation in the written notice. If the proposed transfer or sale of the shares of Series A Preferred Stock is not consummated within 20 business days following the expiration of the Corporation’s right of first refusal, the shareholder must provide a new notice to the Corporation, regarding any proposed transfer or sale, thereby providing to the Corporation a new right of first refusal and new exercise expiration period hereunder, prior to any consummation of any proposed transfer or sale of Series A Preferred Stock. Any transfer or sale of Series A Preferred Stock, which is not, in the sole discretion of the Corporation, made in accordance with the provisions of this Section 9, shall be void ab initio and shall be given no effect by the Corporation.

10. Registration Rights. None.

11. No Implied Limitations. Nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to divide any or all of the shares of any preferred or special classes into series and, within the limitations set forth in the Georgia Business Corporation Code, to fix and determine the relative rights and preferences of the shares of any series so established, to the full extent provided in the Articles of Incorporation of the corporation.

12. General Provisions. In addition to the above provisions with respect to the Series A Preferred Stock, such Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the corporation’s Articles of Incorporation with respect to Preferred Stock generally.

13. Definitions. As used herein with respect to the Series A Preferred Stock, the following terms have the following meanings:

a. The term “parity stock” means all series of Preferred Stock (including, but not limited to, Series A Preferred Stock) and any other class of stock of the corporation, hereafter authorized, ranking on a parity with the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the corporation.

b. The term “junior stock” shall mean the Common Stock and any other class of stock of the corporation, hereafter authorized, over which Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the corporation.

14. Notices. All notices required or permitted to be given by the corporation with respect to the Series A Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series A Preferred Stock at their last addresses, as they shall appear upon the books of the corporation, shall be conclusively presumed to have been duly given, whether or not the shareholder actually receives such notice.

APPENDIX B

ARTICLE 13 OF THE

GEORGIA BUSINESS CORPORATION CODE

14-2-1301. Definitions.

As used in this article, the term:

(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.

(3) “Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

(5) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6) “Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8) “Shareholder” means the record shareholder or the beneficial shareholder.

14-2-1302. Right to dissent.

(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party:

(A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

(i) The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

(ii) Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and

(iii) The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

(B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(5) Any corporate action taken pursuant to a shareholder vote to the extent that Article XI of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenters’ rights.

(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303. Dissent by nominees and beneficial owners.

A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

14-2-1320. Notice of dissenters’ rights.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters’ rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:

(1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2) Must not vote his shares in favor of the proposed action.

(b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322. Dissenters’ notice.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:

(1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4) Be accompanied by a copy of this article.

14-2-1323. Duty to demand payment.

(a) A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article.

14-2-1324. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325. Offer of payment.

(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

(1) The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation’s estimate of the fair value of the shares;

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and

(5) A copy of this article.

(c) If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326. Failure to take action.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

14-2-1330. Court action.

(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332. Limitation of actions.

No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

APPENDIX C

FMB EQUIBANC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2006 AND 2005

(Dollars in Thousands)

	2006	2005
Assets
Cash and due from banks	$6,868	$4,192
Interest-bearing deposits at other financial institutions	3,225	759
Federal funds sold	12,153	20,367
Securities available for sale	10,404	11,213
Restricted equity securities, at cost	1,371	1,031
Loans	210,606	151,272
Less allowance for loan losses	2,849	2,621

Loans, net	207,757	148,651
Premises and equipment, net	4,628	4,390
Other assets	5,355	3,220

Total assets	$251,761	$193,823

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$30,242	$27,055
Interest-bearing	176,779	133,446

Total deposits	207,021	160,501
Other borrowings	20,756	12,402
Guaranteed preferred beneficial interests in junior subordinated debentures	4,124	4,124
Other liabilities	1,769	1,302

Total liabilities	233,670	178,329

Commitments and contingent liabilities
Stockholders’ equity
Common stock, $1 par value; 10,000,000 shares authorized; 362,600 shares issued and outstanding	362	362
Surplus	3,076	3,076
Retained earnings	14,702	12,132
Accumulated other comprehensive loss	(49)	(76)

Total stockholders’ equity	18,091	15,494

Total liabilities and stockholders’ equity	$251,761	$193,823

See Notes to Consolidated Financial Statements.

FMB EQUIBANC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2006 AND 2005

(Dollars in Thousands, Except Per Share Amounts)

	2006	2005
Interest income
Loans, including fees	$14,885	$10,338
Securities
Taxable	432	443
Nontaxable	44	44
Federal funds sold	507	391
Interest-bearing deposits at other financial institutions	130	16

Total interest income	15,998	11,232

Interest expense
Deposits	6,309	3,501
Other borrowings	1,101	521

Total interest expense	7,410	4,022

Net interest income	8,588	7,210
Provision for loan losses	432	500

Net interest income after provision for loan losses	8,156	6,710

Other income
Service charges on deposit accounts	1,743	1,484
Other service charges, commissions and fees	319	239
Mortgage origination fees	681	523
Other operating income	20	23

Total other income	2,763	2,269

Other expenses
Salaries and employee benefits	3,153	2,568
Occupancy and equipment expense	671	532
Office supplies	161	142
Data processing fees	386	335
Professional fees	245	181
Advertising and public relations	305	245
Consulting fees	217	157
Other operating expenses	1,172	910

Total other expenses	6,310	5,070

Income before income tax	4,609	3,909
Income tax	1,699	1,397

Net income	$2,910	$2,512

Basic earnings per share	$8.03	$6.93

Diluted earnings per share	$7.94	$6.86

See Notes to Consolidated Financial Statements.

FMB EQUIBANC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31, 2006 AND 2005

(Dollars in Thousands)

	2006	2005
Net income	$2,910	$2,512

Other comprehensive income (loss)
Unrealized holding gains (losses) arising during the period, net of tax (benefit) of $19 and ($100), respectively	27	(148)

Other comprehensive income (loss)	27	(148)

Comprehensive income	$2,937	$2,364

See Notes to Consolidated Financial Statements.

FMB EQUIBANC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2006 AND 2005

(Dollars in Thousands)

	Common Stock		Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Shares	Par Value
Balance, December 31, 2004	362,600	$362	$3,076	$9,860	$72	$13,370
Net income	—	—	—	2,512	—	2,512
Dividends declared, $0.66 per share	—	—	—	(240)	—	(240)
Other comprehensive loss	—	—	—	—	(148)	(148)

Balance, December 31, 2005	362,600	362	3,076	12,132	(76)	15,494
Net income	—	—	—	2,910	—	2,910
Dividends declared, $0.94 per share	—	—	—	(340)	—	(340)
Other comprehensive income	—	—	—	—	27	27

Balance, December 31, 2006	362,600	$362	$3,076	$14,702	$(49)	$18,091

See Notes to Consolidated Financial Statements.

FMB EQUIBANC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2006 AND 2005

(Dollars in Thousands)

	2006	2005
OPERATING ACTIVITIES
Net income	$2,910	$2,512
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	364	277
Provision for loan losses	432	500
Deferred income taxes	(123)	(232)
Increase in interest receivable	(1,580)	(399)
Increase in interest payable	470	321
Other operating activities, net	(88)	127

Net cash provided by operating activities	2,385	3,106

INVESTING ACTIVITIES
Increase in interest-bearing deposits at other financial institutions	(2,466)	(726)
Purchases of securities available for sale	(2,249)	(981)
Net change in restricted equity securities	(340)	(187)
Proceeds from maturities of securities available for sale	3,118	1,078
Proceeds from sale of securities available for sale	—	501
Net decrease (increase) in federal funds sold	8,214	(11,100)
Net increase in loans	(59,918)	(12,713)
Purchase of premises and equipment	(602)	(1,908)
Proceeds from sale of repossessed assets	—	56

Net cash used in investing activities	(54,243)	(25,980)

FINANCING ACTIVITIES
Net increase in deposits	46,520	19,092
Principal repayments on other borrowings	(9,021)	(3,021)
Proceeds from other borrowings	17,375	4,000
Proceeds from issuance of guaranteed preferred beneficial interest in junior subordinated debentures	—	4,000
Dividends paid	(340)	(240)

Net cash provided by financing activities	54,534	23,831

Net increase in cash and due from banks	2,676	957
Cash and due from banks at beginning of year	4,192	3,235

Cash and due from banks at end of year	$6,868	$4,192

SUPPLEMENTAL DISCLOSURES
Cash paid for
Interest	$6,940	$3,701
Income taxes	$1,795	$1,629
NONCASH TRANSACTIONS
Other real estate acquired in settlement of loans	$475	$83
Financed sales of other real estate owned	$94	$320

See Notes to Consolidated Financial Statements.

FMB EQUIBANC, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

FMB Equibanc, Inc. (the “Company”) is a one-bank holding company whose principal activity is the ownership and management of its wholly-owned commercial bank subsidiary, Farmers & Merchants Bank (the “Bank”). The Bank is located in Statesboro, Bulloch County, Georgia with the main office and two branches located in Statesboro and one branch located in Brooklet, Georgia. The Bank provides a full range of banking services to individual and corporate customers in its primary market area of Bulloch County, Georgia and surrounding counties. In 2004, the Company formed a wholly-owned real-estate subsidiary, FMB Properties, Inc., to handle all purchases and sales of foreclosed assets.

Basis of Presentation and Accounting Estimates

The consolidated financial statements include the accounts of the Company and its two subsidiaries. Significant intercompany transactions and balances have been eliminated in consolidation.

In preparing the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate and contingent assets and liabilities. The determination of the adequacy of the allowance for loan losses is based on estimates that are susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans and the valuation of foreclosed real estate, management obtains independent appraisals for significant collateral.

Cash, Due from Banks and Cash Flows

For purposes of reporting cash flows, cash and due from banks include cash on hand, cash items in process of collection and amounts due from banks. Cash flows from interest-bearing deposits at other financial institutions, loans, federal funds sold and deposits are reported net.

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits. The total of those reserve balances was approximately $992,000 and $868,000 at December 31, 2006 and 2005, respectively.

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as available for sale and recorded at fair value with unrealized gains and losses excluded from earnings and reported in accumulated other comprehensive income, net of the related deferred tax effect. Equity securities, including restricted equity securities, without a readily determinable fair value are classified as available for sale and recorded at cost.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Securities (Continued)

The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the life of the securities. Realized gains and losses, determined on the basis of the cost of specific securities sold, are included in earnings on the settlement date. Declines in the fair value of specific securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.

In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans

Loans are reported at their outstanding principal balances less unearned income and the allowance for loan losses. Interest income is accrued on the outstanding principal balance.

The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, unless the loan is well secured. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income, unless management believes that the accrued interest is recoverable through the liquidation of collateral. Interest income on nonaccrual loans is recognized on the cash-basis or cost-recovery method until the loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts are brought current and future payments are reasonably assured.

A loan is considered impaired when it is probable, based on current information and events, the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses. Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for nonaccrual status.

Allowance for Loan Losses

The allowance for loan losses is established through a provision for loan losses charged to expense. Loan losses are charged against the allowance when management believes the collectibility of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio, based on an evaluation of the collectibility of existing loans and prior loss experience. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of loans in light of historical experience, the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, current economic conditions that may affect the borrower’s ability to pay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows or collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation computed principally by the straight-line method over the estimated useful lives of the assets.

Building	39.5 years
Furniture and equipment	3 to 7 years

Other Real Estate Owned

Other real estate owned represents properties acquired through or in lieu of loan foreclosure and is initially recorded at the lower of cost or fair value less estimated costs to sell. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Costs of improvements are capitalized, whereas costs relating to holding other real estate owned and subsequent adjustments to the value are expensed. The Company carried $465,000 and $83,000 in other real estate owned at December 31, 2006 and 2005, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Deferred income tax assets and liabilities are determined using the balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Stock-Based Compensation

The Company has a stock-based employee compensation plan, which is described more fully in Note 9.

Prior to January 1, 2006, the Company accounted for its stock option plans under the recognition and measurement provision of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations, as permitted by FASB No. 123, Accounting for Stock Based Compensation. Effective January 1, 2006, the Company adopted FASB No. 123R, Share-Based Payment, utilizing the “modified prospective” method as described in FASB No. 123R. In the “modified prospective” method, compensation cost is recognized for all stock-based payments granted after the effective date and for all unvested awards granted prior to the effective date. In accordance with FASB No. 123R, prior period amounts were not restated. Since all the Company’s stock options had vested prior to Janaury 1, 2006 and no new options were granted, no compensation cost was recognized in 2006.

The following table illustrates the effect on net income and earnings per share for the year ended December 31, 2005 if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation , to stock-based employee compensation.

Year Ended December 31, 2005
(Dollars in Thousands, Except Per Share Amounts)
Net income, as reported	$2,512
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	—

Pro forma net income	$2,512

Earnings per share:
Basic - as reported	$6.93

Basic - pro forma	$6.93

Diluted - as reported	$6.86

Diluted - pro forma	$6.86

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share

Basic earnings per share are computed by dividing net income by the weighted-average number of shares of common stock outstanding. Diluted earnings per share are computed by dividing net income by the sum of the weighted-average number of shares of common stock outstanding and potential common shares. Potential common shares consist of only stock options.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet; such items, along with net income, are components of comprehensive income.

Recent Accounting Standards

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109.” FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return. FIN 48 is effective beginning in the first quarter of fiscal year 2007. Management does not expect that the provisions of FIN-48 will materially impact the Company’s results of operations or financial condition.

In September 2006, the FASB issued SFAS 157, “ Fair Value Measurements”. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. This statement will be effective for financial statements issued by the Company for the year ended December 31, 2008. Management is currently evaluating the impact of this interpretation on the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.	SECURITIES

The amortized cost and fair value of securities available for sale are summarized as follows (dollars in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2006:
U. S. Treasury securities	$299	$—	$(1)	$298
U. S. Government sponsored agencies	7,930	—	(84)	7,846
Mortgage-backed securities	686	1	(9)	678
State and municipal securities	1,069	7	—	1,076
Corporate bonds	500	6	—	506

	$10,484	$14	$(94)	$10,404

December 31, 2005:
U. S. Treasury securities	$300	$—	$(4)	$296
U. S. Government sponsored agencies	7,952	—	(143)	7,809
Mortgage-backed securities	1,009	3	(16)	996
State and municipal securities	1,078	13	—	1,091
Corporate bonds	1,002	19	—	1,021

	$11,341	$35	$(163)	$11,213

The amortized cost and fair value of securities available for sale as of December 31, 2006 by contractual maturity are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties (dollars in thousands):

	Amortized Cost	Fair Value
Due within one year	$3,395	$3,364
Due from one to five years	6,251	6,209
Due from five to ten years	—	—
Due after ten years	152	153
Mortgage-backed securities	686	678

	$10,484	$10,404

Securities with a carrying value of $7,604,000 and $9,222,000 at December 31, 2006 and 2005, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.	SECURITIES (Continued)

There were no gains or losses on sales of securities available for sale for the years ended December 31, 2006 and 2005.

The following table shows the gross unrealized losses and fair value of securities, aggregated by category and length of time that securities have been in a continuous unrealized loss position at December 31, 2006 and 2005 (dollars in thousands).

	Less Than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2006:
U. S. Treasury securities	$298	$1	$—	$—	$298	$1
U. S. Government sponsored agencies	1,951	1	5,895	83	7,846	84
Mortgage-backed securities	152	1	390	8	542	9

Total temporarily impaired securities	$2,401	$3	$6,285	$91	$8,686	$94

December 31, 2005:
U. S. Treasury securities	$—	$—	$296	$4	$296	$4
U. S. Government sponsored agencies	3,900	67	3,909	76	7,809	143
Mortgage-backed securities	—	—	533	16	533	16

Total temporarily impaired securities	$3,900	$67	$4,738	$96	$8,638	$163

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred and industry analysts’ reports. As management has the intent and ability to hold the securities until maturity, or for the foreseeable future and due to the fact that the unrealized losses relate primarily to changes in interest rates and do not affect the expected cash flows of the underlying collateral or issuer, no declines are deemed to be other than temporary.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS

The composition of loans is summarized as follows (dollars in thousands)

	December 31,
	2006	2005
Commercial, financial and agricultural	$29,497	$19,052
Real estate - construction	52,502	28,937
Real estate - mortgage	116,374	94,596
Consumer	12,020	8,447
Overdrafts	213	240

Total loans	210,606	151,272
Allowance for loan losses	(2,849)	(2,621)

Loans, net	$207,757	$148,651

Changes in the allowance for loan losses are as follows (dollars in thousands):

	Years Ended December 31,
	2006	2005
Balance, beginning of year	$2,621	$2,058
Provision for loan losses	432	500
Loans charged off	(288)	(101)
Recoveries of loans previously charged off	84	164

Balance, end of year	$2,849	$2,621

The following is a summary of information pertaining to impaired loans (dollars in thousands):

	As of and for the Years Ended December 31,
	2006	2005
Impaired loans without a valuation allowance	$—	$—
Impaired loans with a valuation allowance	586	877

Total impaired loans	$586	$877

Valuation allowance related to impaired loans	$90	$132

Average investment in impaired loans	$797	$780

Interest income recognized on impaired loans	$9	$3

Foregone interest income on impaired loans	$8	$33

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

Loans on nonaccrual status amounted to approximately $586,000 and $877,000 at December 31, 2006 and 2005, respectively. Loans past due ninety days or more and still accruing interest amounted to $22,000 at December 31, 2005. At December 31, 2006, there were no loans past due ninety days or more and still accruing interest.

In the ordinary course of business, the Company has granted loans to certain related parties, including executive officers, directors and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related party loans for the year ended December 31, 2006 are as follows (dollars in thousands):

Balance, beginning of year	$1,288
Advances	11,191
Repayments	(6,249)

Balance, end of year	$6,230

NOTE 4.	PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows (dollars in thousands):

	December 31,
	2006	2005
Land	$1,163	$953
Buildings	4,031	2,573
Furniture and equipment	2,271	1,878
Construction in progress; estimated cost to complete, $313 in 2006 and $110 in 2005	47	1,509

Total cost	7,512	6,913
Accumulated depreciation	(2,884)	(2,523)

Net book value	$4,628	$4,390

Leases

During 2003, the Company entered into two noncancelable operating lease agreements for purposes of erecting two drive-up ATMs. Each lease has an initial lease term of five years with one five year renewal option. Aggregate rental expense under the leases amounted to $7,200 for each of the years ended December 31, 2006 and 2005.

Future minimum lease payments on noncancelable operating leases are summarized as follows:

2007	$7,200
2008	6,000

$13,200

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5.	DEPOSITS

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2006 and 2005 was $52,521,000 and $43,336,000, respectively. The scheduled maturities of time deposits at December 31, 2006 are as follows (dollars in thousands):

2007	$112,449
2008	19,238
2009	1,592

$133,279

At December 31, 2006 and 2005, the Company held brokered time deposits in the amount of $36,147,000 and $10,486,000, respectively.

NOTE 6.	OTHER BORROWINGS

Other borrowings consist of the following (dollars in thousands):

	December 31,
	2006	2005
Federal Home Loan Bank advance with interest payable monthly at a fixed rate of 2.65%, maturing April 2006.	$—	$2,000
Federal Home Loan Bank advance with interest payable every three months at a variable interest rate of 2 basis points above 3 month LIBOR (4.35% at December 31, 2005), maturing May 2006.	—	4,000
Federal Home Loan Bank advance with interest payable every three months at a variable interest rate of 2 basis points above 3 month LIBOR (4.15% at December 31, 2005), maturing July 2006.	—	3,000
Federal Home Loan Bank advance with interest payable every three months at a variable interest rate of 50 basis points below 3 month LIBOR (4.86% and 3.98% at December 31, 2006 and 2005, respectively), callable March 2007 without penalty, maturing March 2012.	2,000	2,000
Federal Home Loan Bank advance with interest payable monthly at a variable interest rate of 280 basis points below New York prime rate (5.45% at December 31, 2006), maturing April 2007	7,000	—
Federal Home Loan Bank advance with interest payable monthly at a fixed rate of 4.12%, maturing June 2007	1,000	1,000
Federal Home Loan Bank advance with interest payable monthly at a variable interest rate of 285 basis points below New York prime rate (5.40% at December 31, 2006), maturing June 2008	3,000	—
Federal Home Loan Bank advance with interest payable monthly at a variable interest rate of 283 basis points below New York prime rate (5.42% at December 31, 2006), maturing September 2008	5,000	—

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.	OTHER BORROWINGS (Continued)

	December 31,
	2006	2005
Federal Home Loan Bank advance with interest and principal payable monthly through December 2008 at a fixed interest rate of 5.48%.	$375	$392
Federal Home Loan Bank advance with interest payable monthly at a fixed rate of 5.187% and principal payable quarterly based on a 15 year amortization, maturing November 2021.	20,375	12,000
Note payable to Ford Motor Credit with principal payable through May 2008, 0% interest rate, secured by a bank-owned vehicle.	6	10

	$20,756	$12,402

Contractual maturities of other borrowings as of December 31, 2006 are as follows (dollars in thousands):

2007	$8,000
2008	8,381
2009	—
2010 and beyond	4,375

$20,756

Advances from the Federal Home Loan Bank are secured by certain qualifying loans with a lendable collateral value of $23,537,890.

The Company and the Bank have available unused lines of credit with various financial institutions totaling $8,490,000 at December 31, 2006. There were no other advances outstanding at December 31, 2006 or 2005.

NOTE 7.	GUARANTEED PREFERRED BENEFICIAL INTERESTS IN JUNIOR SUBORDINATED DEBENTURES

In August 2005, the Company formed a wholly-owned Delaware statutory business trust, FMB 2005 Capital Trust I (“Trust I”), which issued $4,000,000 of guaranteed preferred beneficial interests in the Company’s junior subordinated deferrable interest debentures (the “Trust Preferred Securities”). These debentures qualify as Tier I capital under Federal Reserve Board guidelines. All of the common securities of Trust I are owned by the Company. The proceeds from the issuance of the common securities and the Trust Preferred Securities were used by FMB 2005 Capital Trust I to purchase $4,124,000 of junior subordinated debentures of the Company, which carry a fixed rate of 6.09% for the first five years and then converts to a floating rate based on a three-month LIBOR plus 157 basis points. The debentures represent the sole asset of Trust I. The Trust Preferred Securities accrue and pay distributions at a fixed rate of 6.09% for the first five years and then converts to a floating rate of three-month LIBOR plus 157 basis points per annum of the stated liquidation value of $1,000 per capital security. The Company has entered into contractual arrangements which, taken collectively, fully and unconditionally guarantee payment of: (i) accrued and unpaid distributions required to be paid on the Trust Preferred Securities, (ii) the redemption price with respect to any Trust Preferred Securities called for redemption by Trust I and (iii) payments due upon a voluntary or involuntary dissolution, winding up or liquidation of Trust I. The Trust Preferred Securities are mandatorily redeemable upon maturity of the debentures in August 2035, or upon earlier redemption as provided in the indenture. The Company has the right to redeem the debentures purchased by Trust I in whole or in part, on or after August 4, 2010. As specified in the indenture, if the debentures are redeemed prior to maturity, the redemption price will be the principal amount, plus any unpaid accrued interest.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.	EMPLOYEE BENEFIT PLANS

Profit Sharing Plan

The Company has a 401(k) Employee Profit-Sharing Plan available to all eligible employees, subject to certain minimum age and service requirements. The contributions expensed were approximately $57,000 and $41,000 for the years ended December 31, 2006 and 2005, respectively.

Deferred Compensation Plan

The Company has a deferred compensation plan providing for death and retirement benefits for certain directors. The estimated amounts to be paid under the compensation plan have been partially funded through the purchase of either life insurance policies or annuities contracts on the participating directors. Accrued deferred compensation of $292,000 and $243,000 is included in other liabilities as of December 31, 2006 and 2005, respectively. Cash surrender value of $294,000 and $246,000 on the insurance policies is included in other assets at December 31, 2006 and 2005, respectively.

NOTE 9.	STOCK-BASED COMPENSATION

The Company has a nonqualified stock option plan reserving 18,000 shares of common stock for the granting of options to officers and key employees. Option prices reflect the fair market value of the Company’s common stock on the dates the options are granted. The options may be exercised over a period of ten years in accordance with vesting schedules determined by the Board of Directors.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.	STOCK-BASED COMPENSATION (Continued)

A summary of the status of the plan at December 31, 2006 and 2005 and changes during the years ended on those dates follows.

	2006		2005
	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
Outstanding at beginning of year	6,000	$15.27	6,000	$15.27
Granted	—	—	—	—
Exercised	—	—	—	—
Terminated	—	—	—	—

Outstanding at end of year	6,000	$15.27	6,000	$15.27

Options exercisable at year-end	6,000	$15.27	6,000	$15.27
Aggregate intrinsic value of options currently vested and exercisable		$178,380		$160,380
Weighted-average fair value of options granted during the year		$—		$—

Information pertaining to options outstanding at December 31, 2006 is as follows:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$15.27	6,000	1.0 years	$15.27	6,000	$15.27

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.	INCOME TAXES

The components of income tax expense are as follows (dollars in thousands):

	Years Ended December 31,
	2006	2005
Current	$1,822	$1,629
Deferred	(123)	(232)

	$1,699	$1,397

The Company’s income tax expense differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows (dollars in thousands):

	Years Ended December 31,
	2006	2005
Tax provision at statutory federal rate	$1,567	$1,329
Tax-exempt income	(13)	(13)
State income taxes	135	127
Other	10	(46)

Income tax expense	$1,699	$1,397

The components of deferred income taxes are as follows (dollars in thousands):

	Years Ended December 31,
	2006	2005
Deferred tax assets:
Loan loss reserves	$989	$873
Deferred compensation	97	100
Nonaccrual interest	3	21
Securities available for sale	32	51

	1,121	1,045

Deferred tax liability, depreciation	131	159

Net deferred tax assets	$990	$886

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11.	EARNINGS PER SHARE

Presented below is a summary of the components used to calculate basic and diluted earnings per share:

	Years Ended December 31,
	2006	2005
Net income	$2,910,000	$2,512,000

Weighted average number of common shares outstanding	362,600	362,600
Effect of dilutive options	3,964	3,819

Weighted average number of common shares outstanding used to calculate dilutive earnings per share	366,564	366,419

NOTE 12.	COMMITMENTS AND CONTINGENCIES

Loan Commitments

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets. The majority of all commitments to extend credit and standby letters of credit are variable rate instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments. A summary of the Company’s commitments is as follows (dollars in thousands):

	December 31,
	2006	2005
Commitments to extend credit	$41,359	$23,462
Financial standby letters of credit	606	599

	$41,965	$24,061

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the party. Collateral held varies, but may include accounts receivable, crops, livestock, inventory, property and equipment, residential real estate and income-producing commercial properties.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.	COMMITMENTS AND CONTINGENCIES (Continued)

Loan Commitments (Continued)

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

At December 31, 2006 and 2005, the carrying amount of liabilities related to the Company’s obligation to perform under standby letters of credit was insignificant. The Company has not been required to perform on any standby letters of credit and the Company has not incurred any losses on financial standby letters of credit for the years ended December 31, 2006 and 2005.

At December 31, 2006 and 2005, the Company had guaranteed the debt of certain customers’ liabilities at another financial institution totaling $26,400 and $29,000, respectively. These guarantees represent the available credit line of those certain Bank customers. The Company has not been required to perform on any of these guarantees for the years ended December 31, 2006 and 2005. Credit card commitments are unsecured.

Contingencies

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company’s financial statements.

NOTE 13.	CONCENTRATIONS OF CREDIT

The Company originates primarily commercial, commercial real estate, residential real estate, construction and development and consumer loans to customers in Bulloch and surrounding counties. The ability of the majority of the Company’s customers to honor their contractual obligations is dependent on the local economy.

80.2% of the Company’s loan portfolio is concentrated in loans secured by real estate primarily in the Company’s market area. Accordingly, the ultimate collectibility of the Company’s loan portfolio is susceptible to changes in market conditions in the Company’s market areas. The other significant concentrations of credit by type of loan are set forth in Note 3.

The Company, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of 25% of the Bank’s statutory capital, or approximately $4,250,000.

The Bank has a concentration of funds on deposit at or sold through The Bankers Bank at December 31, 2006 and 2005 as follows (dollars in thousands).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.	CONCENTRATIONS OF CREDIT (Continued)

Concentration over insured limits (dollars in thousands):

	2006	2005
Noninterest-bearing accounts	$4,201	$2,062
Federal funds sold	12,153	20,367

	$16,354	$22,429

NOTE 14.	REGULATORY MATTERS

The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 2006, approximately $1,567,000 of retained earnings were available for dividend declaration without regulatory approval.

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company’s and the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets, as defined and of Tier I capital to average assets. Management believes, as of December 31, 2006, the Bank met all capital adequacy requirements to which it was subject.

As of December 31, 2006, the most recent notification from the Federal Deposit Insurance Corporation categorized Farmers & Merchants Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank’s categories. Prompt corrective action provisions are not applicable to bank holding companies.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.	REGULATORY MATTERS (Continued)

The Bank’s actual capital amounts and ratios are presented in the following table.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
As of December 31, 2006:
Total Capital to Risk Weighted Assets:
Farmers & Merchants Bank	$24,077	11.5%	$16,729	8.0%	$20,912	10.0%
Tier I Capital to Risk Weighted Assets:
Farmers & Merchants Bank	$21,460	10.3%	$8,365	4.0%	$12,547	6.0%
Tier I Capital to Average Assets:
Farmers & Merchants Bank	$21,460	8.8%	$9,752	4.0%	$12,190	5.0%
As of December 31, 2005:
Total Capital to Risk Weighted Assets:
Farmers & Merchants Bank	$20,972	14.2%	$11,802	8.0%	$14,752	10.0%
Tier I Capital to Risk Weighted Assets:
Farmers & Merchants Bank	$19,118	13.0%	$5,901	4.0%	$8,851	6.0%
Tier I Capital to Average Assets:
Farmers & Merchants Bank	$19,118	9.9%	$7,716	4.0%	$9,645	5.0%

NOTE 15.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair value is based on discounted cash flows or other valuation techniques. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS No. 107, Disclosures about Fair Value of Financial Instruments, excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

Cash, Due From Banks, Interest-Bearing Deposits at Other Financial Institutions and Federal Funds Sold: The carrying amount of cash, due from banks, interest-bearing deposits at other financial institutions and federal funds sold approximates fair value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15.	FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Securities: Fair value of securities is based on available quoted market prices. The carrying amount of equity securities with no readily determinable fair value approximates fair value.

Loans: The carrying amount of variable-rate loans that reprice frequently and have no significant change in credit risk approximates fair value. The fair value of fixed-rate loans is estimated based on discounted contractual cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. The fair value of impaired loans is estimated based on discounted contractual cash flows or underlying collateral values, where applicable.

Deposits: The carrying amount of demand deposits, savings deposits and variable-rate certificates of deposit approximates fair value. The fair value of fixed- rate certificates of deposit is estimated based on discounted contractual cash flows using interest rates currently being offered for certificates of similar maturities.

Other Borrowings: The carrying amount of variable rate borrowings approximate fair value. The fair value of fixed rate other borrowings are estimated based on discounted contractual cash flows using the current incremental borrowing rates for similar type borrowing arrangements.

Junior-Subordinated Debentures : The fair value of fixed rate junior-subordinated debentures are estimated based on discounted contractual cash flows using the current rate for similar type instruments.

Accrued Interest: The carrying amount of accrued interest approximates their fair value.

Off-Balance-Sheet Instruments: The carrying amount of commitments to extend credit and standby letters of credit approximates fair value. The carrying amount of the off-balance-sheet financial instruments is based on fees charged to enter into such agreements.

The carrying amount and estimated fair value of the Company’s financial instruments were as follows:

	December 31, 2006		December 31, 2005
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(Dollars in Thousands)
Financial assets:
Cash, due from banks, interest- bearing deposits at other financial institutions and federal funds sold	$22,246	$22,246	$25,318	$25,318
Securities	11,775	11,775	12,244	12,244
Loans, net	207,757	206,935	148,651	147,505
Accrued interest receivable	3,208	3,208	1,628	1,628
Financial liabilities:
Deposits	207,021	206,199	160,501	159,804
Other borrowings	20,756	20,745	12,402	12,347
Guaranteed preferred beneficial interests in junior subordinated debentures	4,124	3,680	4,124	3,928
Accrued interest payable	1,079	1,079	609	609

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16. PARENT COMPANY FINANCIAL INFORMATION

The following information presents the condensed balance sheets as of December 31, 2006 and 2005 and statements of income and cash flows of FMB Equibanc, Inc. for the periods ended December 31, 2006 and 2005 (dollars in thousands).

CONDENSED BALANCE SHEETS

	2006	2005
Assets
Cash	$73	$89
Investment in subsidiaries	22,030	19,478
Other assets	122	62

Total assets	$22,225	$19,629

Liabilities
Guaranteed preferred beneficial interests in junior subordinated debentures	$4,124	$4,124
Other liabilities	10	11

	4,134	4,135

Stockholders’ equity	18,091	15,494

Total liabilities and stockholders’ equity	$22,225	$19,629

CONDENSED STATEMENTS OF INCOME

	2006	2005
Income, dividends from subsidiaries	$799	$377

Expenses
Interest expense	250	103
Other	74	64

Total expenses	324	167

Income before income tax benefit and equity in undistributed income of subsidiaries	475	210
Income tax benefit	111	62

Income before equity in undistributed income of subsidiaries	586	272
Equity in undistributed income of subsidiaries	2,324	2,240

Net income	$2,910	$2,512

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16.	PARENT COMPANY FINANCIAL INFORMATION (Continued)

CONDENSED STATEMENTS OF CASH FLOWS

	2006	2005
OPERATING ACTIVITIES
Net income	$2,910	$2,512
Adjustments to reconcile net income to net cash provided by operating activities:
Undistributed income of subsidiaries	(2,324)	(2,240)
Other operating activities	(62)	24

Net cash provided by operating activities	524	296

INVESTING ACTIVITIES
Capital injection in non-bank subsidiary	(200)	—
Capital injection in subsidiary bank	—	(4,000)

Net cash used in investing activities	(200)	(4,000)

FINANCING ACTIVITIES
Dividends paid	(340)	(240)
Proceeds from issuance of guaranteed preferred beneficial interests in junior subordinated debentures	—	4,000

Net cash provided by (used in) financing activities	(340)	3,760

Net increase (decrease) in cash	(16)	56
Cash at beginning of period	89	33

Cash at end of year	$73	$89

APPENDIX D

PART I - FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

FMB EQUIBANC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
Assets
Cash and due from banks	$5,120	$6,868
Interest-bearing deposits at other financial institutions	2,753	3,225
Federal funds sold	16,314	12,153
Securities available for sale	10,693	10,404
Restricted equity securities, at cost	1,161	1,371
Loans	225,269	210,606
Less allowance for loan losses	3,099	2,849

Loans, net	222,170	207,757
Premises and equipment, net	4,622	4,628
Other real estate	243	465
Other assets	5,277	4,890

Total assets	$268,353	$251,761

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing	$31,866	$30,242
Interest-bearing	196,489	176,779

Total deposits	228,355	207,021
Other borrowings	14,665	20,756
Guaranteed preferred beneficial interest in junior subordinated debentures	4,124	4,124
Other liabilities	1,803	1,769

Total liabilities	248,947	233,670

Commitments and contingent liabilities
Stockholders’ equity
Common stock, $1 par value; 10,000,000 shares authorized; 362,600 shares issued and outstanding	362	362
Surplus	3,076	3,076
Retained earnings	16,023	14,702
Accumulated other comprehensive loss	(55)	(49)

Total stockholders’ equity	19,406	18,091

Total liabilities and stockholders’ equity	$268,353	$251,761

See Notes to Consolidated Financial Statements.

FMB EQUIBANC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THREE MONTHS ENDED JUNE 30, 2007 AND 2006

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

	2007	2006
Interest income:
Loans, including fees	$4,621	$3,606
Securities:
Taxable	133	113
Nontaxable	5	11
Federal funds sold	236	85
Interest-bearing deposits at other financial institutions	24	33

Total interest income	5,019	3,848

Interest expense:
Deposits	2,340	1,439
Other borrowings	257	259

Total interest expense	2,597	1,698

Net interest income	2,422	2,150
Provision for loan losses	210	90

Net interest income after provision for loan losses	2,212	2,060

Other income:
Service charges on deposit accounts	419	432
Mortgage origination fees	178	152
Other service charges, commissions and fees	83	71
Other operating income	5	3

Total other income	685	658

Other expense:
Salaries and employee benefits	838	784
Occupancy and equipment expense	168	164
Other operating expenses	637	614

Total other expenses	1,643	1,562

Income before income taxes	1,254	1,156
Income tax expense	463	428

Net income	$791	$728

Other comprehensive income, net of tax
Unrealized holding losses arising during the period, net of tax	(18)	(26)
Comprehensive Income	$773	$702

Basic earnings per share	$2.18	$2.01

Diluted earnings per share	$2.16	$1.99

Dividends per share	$0.250	$0.235

See Notes to Consolidated Financial Statements.

FMB EQUIBANC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

SIX MONTHS ENDED JUNE 30, 2007 AND 2006

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

	2007	2006
Interest income:
Loans, including fees	$9,030	$6,619
Securities:
Taxable	249	222
Nontaxable	11	22
Federal funds sold	502	247
Interest-bearing deposits at other financial institutions	64	41

Total interest income	9,856	7,151

Interest expense:
Deposits	4,521	2,614
Other borrowings	593	449

Total interest expense	5,114	3,063

Net interest income	4,742	4,088
Provision for loan losses	420	180

Net interest income after provision for loan losses	4,322	3,908

Other income:
Service charges on deposit accounts	786	875
Mortgage origination fees	312	309
Other service charges, commissions and fees	166	157
Other operating income	11	7

Total other income	1,275	1,348

Other expense:
Salaries and employee benefits	1,650	1,571
Occupancy and equipment expense	339	322
Other operating expenses	1,225	1,273

Total other expenses	3,214	3,166

Income before income taxes	2,383	2,090
Income tax expense	880	771

Net income	$1,503	$1,319

Other comprehensive income, net of tax
Unrealized holding losses arising during the period, net of tax	(6)	(40)
Comprehensive Income	$1,497	$1,279

Basic earnings per share	$4.15	$3.64

Diluted earnings per share	$4.10	$3.60

Dividends per share	$0.50	$0.47

See Notes to Consolidated Financial Statements.

FMB EQUIBANC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2007 AND 2006

(Dollars in Thousands)

(Unaudited)

	2007	2006
OPERATING ACTIVITIES
Net income	$1,503	$1,319
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	176	171
Provision for loan losses	420	180
Gain on sale of other real estate	(1)	(4)
Net increase in interest receivable	(283)	(476)
Net (decrease) increase in interest payable	(29)	153
Other operating activities, net	(55)	(349)

Net cash provided by operating activities	1,731	994

INVESTING ACTIVITIES
Decrease (increase) in interest-bearing deposits at other financial institutions	472	(2,587)
Purchases of securities available for sale	(2,331)	(143)
Proceeds from maturities of securities available for sale	2,261	436
Net (increase) decrease in federal funds sold	(4,161)	9,750
Net increase in loans	(14,864)	(38,247)
Purchase of premises and equipment	(170)	(381)
Proceeds from sale of repossessed assets	252	—

Net cash used in investing activities	(18,541)	(31,172)

FINANCING ACTIVITIES
Net increase in deposits	21,334	28,219
Principal repayments on other borrowings	(6,091)	(2)
Proceeds from other borrowings	—	3,992
Dividends paid	(181)	(170)

Net cash provided by financing activities	15,062	32,039

Net increase (decrease) in cash and due from banks	(1,748)	1,861
Cash and due from banks at beginning of year	6,868	4,192

Cash and due from banks at end of period	$5,120	$6,053

SUPPLEMENTAL DISCLOSURES
Cash paid for:
Interest	$5,143	$2,910
Income taxes	$1,098	$826
NONCASH TRANSACTIONS
Other real estate acquired in settlement of loans	$25	$475
Financed sales of other real estate owned	—	85

See Notes to Consolidated Financial Statements.

FMB EQUIBANC, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	BASIS OF PRESENTATION

The consolidated financial statements of FMB Equibanc, Inc. (the “Company”) contained in this report are unaudited but reflect all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary to a fair statement of the results for the interim period reflected. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to accounting principles generally accepted in the United States of America for interim financial statements, including applicable rules and regulations of the Securities and Exchange Commission. The results of operations for the interim period reported herein are not necessarily indicative of results to be expected for the full year.

The consolidated financial statements included herein should be read in conjunction with the financial statements and notes thereto and the Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

2.	ACCOUNTING POLICIES

Reference is made to the accounting policies of the Company described in the notes to consolidated financial statements contained in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006. The Company has followed those policies in preparing this report.

3.	COMMON STOCK

The par value of the Company’s common stock is $1 per share, and 10,000,000 shares are authorized. The Company’s wholly-owned bank subsidiary may pay dividends to the Company in any year up to 50% of the previous year’s net income, or $3,134,000 in 2006, without the approval of the Georgia Department of Banking and Finance.

4.	EARNINGS PER SHARE

Basic earnings per share are computed by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per share are computed by dividing net income by the sum of the weighted average number of common shares outstanding and potential common shares. Potential common shares consist only of stock options.

Presented below is a summary of the components used to calculate basic and diluted earnings per share:

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
Net Income	$791,000	$728,000	$1,503,000	$1,319,000
Weighted average number of common shares outstanding	362,600	362,600	362,600	362,600
Effect of dilutive options	4,168	3,964	4,168	3,964

Weighted average number of common shares outstanding used to calculate dilutive earnings per share	366,768	366,564	366,768	366,564

5.	STOCK-BASED COMPENSATION PLAN

At June 30, 2007, the Company has a stock-based compensation plan that includes key employees of the Bank. Prior to January 1, 2006, the Company accounted for the plan under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees , and related interpretations, as permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation. Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB Statement No. 123(R), Share-Based Payment , using the modified-prospective-transition method. Under that transition method, compensation cost recognized includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of Statement 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of Statement 123(R). No stock options were granted or no previously granted options vested during the three months ended June 30, 2007 or 2006, therefore no compensation cost was recognized. No stock options were granted or no previously granted options vested during the six months ended June 30, 2007 or 2006, therefore no compensation cost was recognized. The adoption of these provisions of Statement 123 (R) did not have a material affect on the financial statements.

PRELIMINARY FORM OF PROXY

FMB EQUIBANC, INC.

SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby constitutes and appoints Charles R. Nessmith and Frank C. Rozier, III, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of FMB Equibanc, Inc. (“FMB Equibanc”), which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the “Special Meeting”) to be held on [meeting date], 2007, at 201 North Main Street, Statesboro, Georgia 30458 at ____ _.m. local time, and at any adjournment or postponement thereof upon the proposals described in the Proxy Statement and the Notice of Special Meeting of Shareholders, dated [mail date], 2007, the receipt of which is acknowledged in the manner specified below.

1.	To vote on the Articles of Amendment providing for the Reclassification of each share of FMB Equibanc’s common stock held by record holders of fewer than 200 shares into one share of Series A Preferred Stock.

FOR             ☐                             AGAINST             ☐                             ABSTAIN             ☐

2.	To vote on the adjournment of the special meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies in favor of the Articles of Amendment or attendance at the meeting.

FOR             ☐                             AGAINST             ☐                             ABSTAIN             ☐

3.	In the discretion of the proxies on such other matters that are unknown to FMB Equibanc’s board of directors as of a reasonable time prior to the date of this solicitation and are properly brought before the Special Meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT ARE UNKNOWN TO FMB EQUIBANC’S BOARD OF DIRECTORS AS OF A REASONABLE TIME PRIOR TO THE DATE OF THE SOLICITATION AND ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

Please sign this proxy exactly as your name appears herein. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: , 2007
Signature

Signature if held jointly

THIS PROXY IS SOLICITED BY FMB EQUIBANC’S BOARD OF DIRECTORS AND

MAY BE REVOKED PRIOR TO ITS EXERCISE.